Table of Contents

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion, Dated August __, 2019

Global Entertainment Holdings, Inc.

2375 E. Tropicana Avenue, Suite 8-259

Las Vegas, Nevada 89119

375,000,000 SHARES OF COMMON STOCK

Global Entertainment Holdings, Inc. (the “Company”), is offering a maximum of 375,000,000 shares of Common Stock (the “Offered Shares”), par value of $0.001 per share (the “Common Stock”), on a “best efforts” basis. The maximum offering amount (“Maximum Offering Amount”) is $3,000,000. The fixed initial public offering price per share will be $0.008 per share.

	Number of Shares	Price to Public	Underwriting Discounts and Commissions	Proceeds Before Expenses to Company
Per Share		$0.008	0	$0.008
Total Maximum	375,000,000		0	$3,000,000

(1)	In computing the minimum and maximum number of shares of Common Stock offered by the Company, we assumed an initial public offering price of $0.008 per share of Common Stock.
(2)	We are offering Nevada shares of our Common Stock, par value $0.001 ("Common Stock") at an offering price of $0.008 per share for Nevada shares (the "Offered Shares").
(3)	This is a “best efforts” offering. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”
(4)	We are offering these securities without an underwriter.
(5)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $300,000 assuming the maximum offering amount is sold.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 6 of this Offering Circular.

We expect to commence the proposed sale to the public when the offering is qualified by the Securities and Exchange Commission.

The date of this Offering Circular is August __, 2019.

This Offering Circular uses the Offering Circular format.

This is the initial public offering of securities of Global Entertainment Holdings, Inc., a Nevada corporation. We are offering Nevada shares of our Common Stock, par value $0.001 ("Common Stock") at an offering price of $0.008 per share.

This offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). If, on the initial closing date, we have sold less than the maximum number of Offered Shares, then we will hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the maximum number of Offered Shares or (ii) the Termination Date. The minimum purchase requirement per investor is 100,000 Offered Shares at $0.008 ($800); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Our Common Stock currently trades on the Pink Open Market under the symbol “GBHL” and the closing price of our Common Stock on August 13, 2019 was $0.0017. Our Common Stock currently trades on a sporadic and limited basis.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Global Entertainment Holdings", "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Global Entertainment Holdings, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Our lack of a profitable operating history;

•	The competition that we face;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"

•	Our dependence on our officers and directors, who may be difficult to replace;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “Global Entertainment Holdings”. We incorporated in Nevada on July 11, 1996.

Our offices are located at 2375 E. Tropicana Avenue, Suite 8-259, Las Vegas, Nevada 89119. We maintain a website at http://www.global-gbhl.com. Our phone number is 877-807-8880 and our email address is info@globaluniversal.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

 Global Entertainment Holdings, Inc., including its consolidated subsidiaries (the “Company”, or “GBHL”), is a publicly-held, media entertainment company engaged primarily in the development, production and sales of feature films and other media content. It has relationships with third party distributors for U.S. and international distribution, who conduct both limited pre-sales and post production sales for the Company. It also takes advantage of beneficial production tax incentives offered by state and foreign governments (such as Canada) to both lower its production cost and mitigate its production investment risk.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol GBHL. The Issuer's securities have not recently been de-listed by any securities exchange. The Issuer filed a Form 15 with the Securities and Exchange Commission de-registering its Common Stock on August 1, 2013.

The Offering

This is a public offering of securities of Global Entertainment Holdings, Inc., a Nevada corporation. We are offering 375,000,000 shares of our Common Stock, par value $0.001 (“Common Stock”) at an offering price of $0.008 per share (the “Offered Shares”). This Offering will terminate on twelve months from the day the Offering is qualified, or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 100,000 Offered Shares ($800) based on an offering price of $0.008; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

Our Common Stock currently trades on the Pink Open Market under the symbol “GBHL” and the closing price of our Common Stock on August 13, 2019 was $0.0017. Our Common Stock currently trades on a sporadic and limited basis.

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We are offering our shares without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this offering with investors for commissions of up to 10% of the gross proceeds.

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular a part is approved by the Attorney General of the state of New York.

See “Risk Factors” to read about factors you should consider before buying shares of Common Stock.

As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this offering with investors on a commission basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. The Company has not currently engaged any party for the public relations or promotion of this offering. As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Global Entertainment Holdings, Inc.”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Global Entertainment Holdings, Inc.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

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Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Alternative Reporting Standard

When SEC registration is not required, companies must generally still make information publicly available pursuant to Federal securities laws, including Rule 10b-5 under the Exchange Act and pursuant Rule 144(c)(2) under the Securities Act. OTC Markets Group offers the Alternative Reporting Standard for companies who choose to make material information publicly available to investors.

OTCQB companies incorporated in the U.S. that do not report to the SEC, U.S. Banking Regulators or a Qualified Foreign Exchange can follow the Alternative Reporting Standard. These companies provide disclosure pursuant to the Alternative Reporting Standard Disclosure Guidelines for OTCQX and OTCQB. This disclosure is available for investors on otcmarkets.com.

OTCQB companies are subject to OTCQB Standards. Companies provide current and potential investors with a set of "material" information to help investors make a sound investment decision. This company disclosure enables an investor to understand the company's business operations and prospects.

 Pink companies that do not report to the SEC, U.S. Banking Regulators or a Qualified Foreign Exchange may publish disclosure in accordance with the OTC Pink Basic Disclosure Guidelines. These requirements are designed to give an investor the basic information a broker-dealer must maintain under Exchange Act Rule 15c2-11 in order to initiate a quote in a security on the Pink markets. The Alternative Reporting Standard is available both to U.S. and to international Pink companies.

Issuer:	Global Entertainment Holdings, Inc.

Business:	Global Entertainment Holdings, Inc., including its consolidated subsidiaries (the “Company”, or “GBHL”), is a publicly-held, media entertainment company engaged primarily in the development, production and sales of feature films and other media content. It has relationships with third party distributors for U.S. and international distribution, who conduct both limited pre-sales and post production sales for the Company.

Securities offered:	A maximum of 375,000,000 shares of our Common Stock, par value $0.001 (“Common Stock”) at an offering price of $0.008 per share (the “Offered Shares”).

Number of shares of Common Stock outstanding before the Offering:	264,780,133 shares of Common Stock as of June 30, 2019

Number of shares of Common Stock to be outstanding after the Offering:	639,780,133 shares of Common Stock, if the maximum amount of Offered Shares are sold. (The Company is increasing its authorized stock to 1,950 million common and 50 million preferred shares effective as of August 1, 2019.)

Price per share:	$0.008

Maximum offering amount for the Company:	375,000,000 shares at a price of $0.008.

Trading Market:	Our Common Stock trades on the Pink Open Market under the symbol “GBHL.”

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Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $2,700,000. We will use these net proceeds for business development and working capital, and other general corporate purposes.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including, but not limited to:

Speculative nature of our business.

Competition.

Concerns about our ability to continue as a going concern.

Our need for more capital.

Risks of competition.

Limited market for our stock.

Dilution.

Use of Forward-Looking Statements

Investors are advised to read and pay careful attention to the section on Risk Factors.

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RISK FACTORS

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

The price of our Common Stock may be volatile.

 If we are able to get a trading market for our Common Stock, the trading price of our Common Stock is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of Common Stock by existing stockholders; and general political and economic conditions.

 In addition, the stock market in general, and the market for developing companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

Doubts about our ability to continue as a going concern

The Company had a net loss of $200,147 for the year ending December 31, 2018. The Company has an accumulated deficit of $13,225,232 at June 30, 2019. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company is an early stage enterprise and has not commenced planned principal operations. The Company had no revenues to date and minimal capitalization. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

 The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s Common Stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 2. Going Concern for further information.

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Risks Relating to Our Financial Condition

Lack of Profitable Operating History.

The Company does not have a history of profitable operation. There is no assurance that the Company will ever be profitable. The Company’s ability to achieve profitability will depend upon a number of factors, including, but not limited to, whether the Company: (1) has funds available for working capital, project development and sales and marketing efforts; (2) has funds for the continuous upgrading of its production operations and facilities; (3) achieves the projected sales revenues; (4) controls the Company’s operating expenses; (5) continues to attract new business; and (6) withstands competition in the Company’s marketplace.

Our financial results will fluctuate from quarter to quarter, which makes them difficult to predict.

We expect our quarterly financial results will fluctuate in the future. Additionally, we have a limited operating history with the current scale of our business, which makes it difficult to forecast our future results. As a result, you should not rely upon our past quarterly financial results as indicators of future performance. You should take into account the risks and uncertainties frequently encountered by companies in rapidly evolving markets. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control.

The Company’s activities will require additional financing, which may not be obtainable.

The Company had limited cash deposits. Based on the Company’s expectations as to future performance, the Company considers these resources and existing and anticipated credit facilities, to be adequate to meet the Company’s anticipated cash and working capital needs at least through June 30, 2020. The Company, however, expects to be able to raise capital to fund the Company’s operations, current and future acquisitions and investment in new program development. The Company may also need to raise additional capital to fund expansion of the Company’s business by way of one or more strategic acquisitions. Unless the Company’s results improve significantly, it is doubtful that the Company will be able to obtain additional capital for any purpose if and when the Company needs it.

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although management of Global Entertainment Holdings, Inc. has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;
•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;
•	risks that our growth strategy may not be successful; and
•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have little or no operational history and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

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As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our technology, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our Common Stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Mr. Gary Rasmussen and Mr. Alan Bailey. As of June 30, 2019, we have Employment Agreements in place with Mr. Rasmussen and Mr. Bailey. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of offering energy and alternative energy solutions. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

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We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established energy and alternative energy companies. Compared to our business, our competitors may much greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

If we are able to develop a market for our Common Stock, our Common Stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

If we are able to develop a market for our Common Stock, it may be thinly traded on the OTC Market, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non- existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the Common Stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your Common Shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of Common Stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares may be sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

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Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our Common Stock may be volatile and adversely affected by several factors.

The market price of our Common Stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to market our products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in healthcare policies or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our Common Stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

We will be subject to the Alternative Reporting Standard

When SEC registration is not required, companies must generally still make information publicly available pursuant to Federal securities laws, including Rule 10b-5 under the Exchange Act and pursuant Rule 144(c)(2) under the Securities Act. OTC Markets Group offers the Alternative Reporting Standard for companies who choose to make material information publicly available to investors.

OTCQB companies incorporated in the U.S. that do not report to the SEC, U.S. Banking Regulators or a Qualified Foreign Exchange can follow the Alternative Reporting Standard. These companies provide disclosure pursuant to the Alternative Reporting Standard Disclosure Guidelines for OTCQX and OTCQB. This disclosure is available for investors on otcmarkets.com.

OTCQB companies are subject to OTCQB Standards. Companies provide current and potential investors with a set of "material" information to help investors make a sound investment decision. This company disclosure enables an investor to understand the company's business operations and prospects.

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Pink companies that do not report to the SEC, U.S. Banking Regulators or a Qualified Foreign Exchange may publish disclosure in accordance with the OTC Pink Basic Disclosure Guidelines. These requirements are designed to give an investor the basic information a broker-dealer must maintain under Exchange Act Rule 15c2-11 in order to initiate a quote in a security on the Pink markets. The Alternative Reporting Standard is available both to U.S. and to international Pink companies.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our Common Stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 470,000,000 shares of common stock. On July 19, 2019, the Company’s directors authorized by Board Resolution and, on July 31, 2019, the majority of shareholders entitled to vote approved by written consent, an amendment of the Company’s Articles of Incorporation to increase to the authorized share capital from 470 million common and 30 million preferred shares, to 1,950 million common and 50 million preferred shares effective as of August 1, 2019. The purpose for this increase is to enable the Company to secure additional equity financing needed to complete the development of and marketing and promotional expenses to launch the “You’ve Got The Part” web platform and related mobile Apps. Therefore, on August 1, 2019, the Company’s officers filed a Certificate of Amendment with the Secretary of the State of Nevada to effect said increase in its authorized capital stock as described above. The Certificate of Amendment is expected to be finalized by the State of Nevada within ten days. Additionally, the par value of the Company’s capital stock, which was $ 0.001 per share, was lowered to $0.0001 per share. We have issued and outstanding, 264,780,133 shares of Common Stock as of June 30, 2019.

In addition, we are entitled under our Articles of Incorporation to issue up to 30,000,000 “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

We have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

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Our Common Stock will be deemed a “penny stock,” which will make it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a Form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Common Stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our Common Stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Common Stock.

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We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Because directors and officers currently and for the foreseeable future will continue to control our Company, it is not likely that you will be able to elect directors or have any say in the policies of Global Entertainment Holdings, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Global Entertainment Holdings, Inc. beneficially own approximately a majority of our outstanding Common Stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our Common Stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The Company’s ability to operate and compete effectively requires that the Company hires and retain skilled marketing and technical personnel, who have been in short supply from time to time and may be unavailable to us when the Company needs them.

The Company’s business requires us to be able to continuously attract, train, motivate and retain highly skilled employees, particularly marketing and other senior management personnel. The Company’s failure to attract and retain the highly trained personnel who are integral to the Company’s sales, development and distribution processes may limit the rate at which the Company can generate sales. The Company’s inability to attract and retain the individuals the Company needs could adversely impact the Company’s business and its ability to achieve profitability.

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The Company may suffer from a business interruption and continuity of its ongoing operations might be affected.

The Company’s ability to implement its business plans may be adversely affected by any business interruption that will affect the continuity of its operations. While the Company may take reasonable steps to protect itself, there could be interruptions from computer viruses, server attacks, network or production failures and other potential interruptions that would be beyond the Company’s reasonable control. There can be no assurance that the Company’s efforts will prevent all such interruptions. Any of the foregoing events may result in an interruption of services and a breach of the Company’s obligations to its clients and customers or otherwise have a material adverse effect on the business of the Company.

Macro-economic factors may impede business, access to finance or may increase the cost of finance or other operational costs of the Company.

Changes in the United States and global financial and equity markets, including market disruptions, interest rate fluctuations, or inflation changes, may make it more difficult for the Company to obtain financing for its operations or investments or increase the cost of obtaining financing. In the event that the Company is delayed in attaining its projections, borrowing costs can be affected by short and long-term debt ratings assigned by independent ratings agencies which are based, in significant part, on the Company’s performance as measured by credit metrics such as interest coverage and leverage ratios. Decrease in these ratios or debt ratings would increase the Company’s cost of borrowings and make it more difficult to obtain financing.

If we fail to add new users, our revenue, financial results, and business may be significantly harmed.

The size of our user base and our users’ level of engagement are critical to our success.

At present, we plan to start operations. To the extent we cannot attract users or advertisers, our business performance will suffer.

We are dependent on our ability to attract projects that appeal to prospective users.

There is no guarantee that we will not an similar erosion of our active user base.

A decrease in user retention, growth, or engagement could render us less attractive to advertisers, which may have a material and adverse impact on our revenue, business, financial condition, and results of operations.

Any number of factors could potentially negatively affect user retention, growth, and engagement, including if:

•	users increasingly engage with competing products;

•	there are changes in user sentiment about the quality or usefulness of our products or concerns related to privacy and sharing, safety, security, or other factors;

•	we fail to provide adequate customer service to users, developers, or advertisers;

•	our current or future products, such as the Facebook Platform, reduce user activity on Facebook by making it easier for our users to interact and share on third-party websites.

If we are unable to maintain and increase our user base and user engagement, our revenue, financial results, and future growth potential may be adversely affected.

We hope to generate a substantial majority of our revenue from advertising. The loss of advertisers, or reduction in spending by advertisers, could seriously harm our business.

User fees and advertising are key to our business model. Our users and advertisers may not have long-term commitments with us.

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We may not be successful in our efforts to grow and further monetize our platform.

We will engage in developing our YGTP platform, which is not operating now. There can be no assurance that we will be successful in attracting users, in getting users to attract others, and in getting advertisers. If we are not successful in monetizing our platform, this will have a material adverse effect on the Company.

Our business is highly competitive. Competition presents an ongoing threat to the success of our business.

We face significant competition in almost every aspect of our business, including from companies such as L.A Casting. Actors Access. Backstage, and Now Casting, which offer a variety of Internet products, services, content, and online advertising offerings,

Some of our current and potential competitors have significantly greater resources and better competitive positions in certain markets than we do. These factors may allow our competitors to respond more effectively than us to new or emerging technologies and changes in market requirements. Our competitors may develop products, features, or services that are similar to ours or that achieve greater market acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies.

We believe that our ability to compete effectively depends upon many factors both within and beyond our control, including:

If we are not able to effectively compete, our user base and level of user engagement may decrease, which could make us less attractive to developers and advertisers and materially and adversely affect our revenue and results of operations.

Other companies may seek to copy our business model.

If we are successful, we can expect that other companies will seek to copy our business model. The barriers to entering our market with a similar service are not substantial. Thus we can expect that we will experience more competition.

Our new products could fail to attract or retain users or generate revenue.

Our ability to attract, retain, increase, and engage our user base and to increase our revenue will depend heavily on

We intend to a new and unproven service, If our new service fails to engage users or advertisers, we may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify our investments, and our business may be adversely affected.

In the future, we may invest in new services and initiatives to generate revenue, but there is no guarantee these approaches will be successful. If we are not successful with new approaches to monetization, we may not be able to maintain or grow our revenue as anticipated or recover any associated development costs, and our financial results could be adversely affected.

If we are not able to maintain and enhance our brand, or if events occur that damage our reputation and brand, our ability to expand our base of users, developers, and advertisers may be impaired, and our business and financial results may be harmed.

We need to develop a new brand. Maintaining and enhancing our brand is critical to expanding our base of users and advertisers. Many of our new users may be referred by existing users, and therefore we will strive to ensure that our users remain favorably inclined towards us.

We may introduce new services or terms of service that users do not like, which may negatively affect our brand.

We also may fail to provide adequate customer service, which could erode confidence in our brand. Maintaining and enhancing our brand may require us to make substantial investments and these investments may not be successful. If we fail to successfully promote and maintain our brand or if we incur excessive expenses in this effort, our business and financial results may be adversely affected.

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Improper access to or disclosure of our users’ information could harm our reputation and adversely affect our business.

Our efforts to protect the information that our users have chosen to share may be unsuccessful due to the actions of third parties, software bugs or other technical malfunctions, employee error or malfeasance, or other factors. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to our data or our users’ data. If any of these events occur, our users’ information could be accessed or disclosed improperly. Action against us in connection with such incidents, which could cause us to incur significant expense and liability or result in orders or consent decrees forcing us to modify our business practices. Any of these events could have a material and adverse effect on our business, reputation, or financial results.

Unfavorable media coverage could negatively affect our business.

We hope to receive a high degree of media coverage. Unfavorable publicity could adversely affect our reputation. Such negative publicity also could have an adverse effect on the size, engagement, and loyalty of our user base and result in decreased revenue, which could adversely affect our business and financial results.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

We rely and expect to continue to rely on a combination of confidentiality and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect our proprietary rights. In the United States we will file various applications for protection of certain aspects of our intellectual property, and we currently hold a number of issued patents in multiple jurisdictions. However, third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved. Although we have taken measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business.

Our costs may grow more quickly than our revenue, harming our business and profitability.

Providing our services to our users is costly and we expect our expenses to continue to increase in the future as we broaden our user base, as users increase the number of connections and amount of data they share with us, as we develop and implement new product features that require more computing infrastructure, and as we hire  additional employees.

Our business is dependent on our ability to maintain and scale our technical infrastructure, and any significant disruption in our service could damage our reputation, result in a potential loss of users and engagement, and adversely affect our financial results.

Our reputation and ability to attract, retain, and serve our users is dependent upon the reliable performance of our website and our underlying technical infrastructure. Our systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be harmful to our business.

If we are unavailable when users attempt to access us, or if a page does not load as quickly as they expect, users may not return to our website as often in the future, or at all. We may need an increasing amount of technical infrastructure, including network capacity, and computing power, to continue to satisfy the needs of our users. It is possible that we may fail to effectively scale and grow our technical infrastructure to accommodate these increased demands. In addition, our business is subject to interruptions, delays, or failures resulting from earthquakes, other natural disasters, terrorism, or other catastrophic events.

A substantial portion of our network infrastructure is provided by third parties. Any disruption or failure in the services we receive from these providers could harm our ability to handle existing or increased traffic and could significantly harm our business. Any financial or other difficulties these providers face may adversely affect our business, and we exercise little control over these providers, which increases our vulnerability to problems with the services they provide.

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We cannot assure you that we will effectively manage our growth.

The growth and expansion of our business and products create significant challenges for our management, operational, and financial resources, including managing multiple relations with users, advertisers, Platform developers, and other third parties. In the event of continued growth of our operations or in the number of our third-party relationships, our information technology systems or our internal controls and procedures may not be adequate to support our operations. In addition, some members of our management do not have significant experience managing a large global business operation, so our management may not be able to manage such growth effectively. To effectively manage our growth, we must continue to improve our operational, financial, and management processes and systems and to effectively expand, train, and manage our employee base. As our organization continues to grow, and we are required to implement more complex organizational management structures, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our ability to quickly develop and launch new and innovative products. This could negatively affect our business performance.

Computer malware, viruses, hacking and phishing attacks, and spamming could harm our business and results of operations.

Computer malware, viruses, and computer hacking and phishing attacks have become more prevalent and may occur on our systems in the future.

Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security, and availability of our products and technical infrastructure to the satisfaction of our users may harm our reputation and our ability to retain existing users and attract new users.

Because of our new business model, we have not proven our ability to generate profit, and any investment in the Company is risky.

We have very little meaningful operating history, so it will be difficult for you to evaluate an investment in our stock. We have not sold any of our products to date. Our auditors have expressed substantial doubt about our ability to continue as a going concern. We cannot assure that we will ever be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

We may be unsuccessful in monitoring new trends.

Our net revenue might decrease with time. Consequently, our future success depends on our ability to identify and monitor trends and the development of new markets. To establish market acceptance of new technologies, we will dedicate significant resources to research and development, production and sales and marketing. We will incur significant costs in developing, commissioning and selling new products, which often significantly precede meaningful revenues from its sale. Consequently, new business can require significant time and investment to achieve profitability. Prospective investors should note, however, that there can be no assurance that our efforts to introduce new products or other services will be successful or profitable.

We may face distribution and product risks.

Our future financial results depend in large part on our ability to develop relationships with our customers. Any disruption in our relationships with our future customers could adversely affect our financial performance.

We may face claims of infringement on intellectual property rights.

Other parties may assert claims of ownership or infringement or assert a right to payment with respect to the exploitation of certain intellectual properties against us. In many cases, the rights owned or being acquired by us are limited in scope, do not extend to exploitation in all present or future uses or in perpetuity. We cannot assure you that we will prevail in any of these claims. In addition, our ability to demonstrate, maintain or enforce these rights may be difficult. The inability to demonstrate or difficulty in demonstrating our ownership or license rights in these technologies may adversely affect our ability to generate revenue from or use of these intellectual property rights.

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If our operating costs exceed our estimates, it may impact our ability to continue operations.

We believe we have accurately estimated our needs for the next twelve months. It is possible that we may need to purchase additional equipment, hire additional personnel, and further develop new business ventures, or that our operating costs will be higher than estimated. If this happens, it may impact our ability to generate revenue and we would need to seek additional funding. We intend to establish our initial client base via existing relationships that our directors and officers have established in past business relationships. Should these relationships not generate the anticipated volume of business, any unanticipated costs would diminish our working capital.

We are subject to risks caused by the availability and cost of insurance.

Changing conditions in the insurance industry have affected most areas of corporate insurance. These changes have in the past and may in the future result in higher premium costs, higher deductibles and lower insurance coverage limits. Due to these factors, we have elected to self-insure certain risks.

Risks Related to this Offering

There has been a limited public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been a limited public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this Offering will be agreed between us and the underwriters based on a number of factors, including market conditions in effect at the time of the Offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this Offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this Offering will experience immediate and substantial dilution.

If all of the shares offered are sold at the maximum offering price, investors in this Offering will own 58.9% of the then outstanding shares of our Common Stock and will experience a dilution of $0.0037 per share. See “Dilution.”

Our financial statements are unaudited.

Management has prepared the Company’s financial statements. These statements have not been audited.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom is independent, to perform these functions.

We do not have any audit or compensation committee. The Board of Directors performs these functions as a whole. No one member of the Board of Directors is an independent director. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

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Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use up to $600,000 of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their us, we may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

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Cautionary Statement Regarding Forward-Looking Statements

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net book value per share of our Common Stock after this Offering.

Our historical net book value as of June 30, 2019 was $73,077 or $0.0003 per then-outstanding share of our Common Stock. Historical net book value per share equals the amount of our total assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

In computing the estimated use of proceeds, we assumed an initial public offering price of $0.008 per share of Common Stock. We anticipate that the gross proceeds of this Offering will be $3,000,000, without accounting for expenses, if all of the Shares offered hereunder are purchased. However, we cannot guarantee that we will sell all or any of the Shares we are offering and we cannot assure that they can be sold for the purchase price that we ultimately set for the Offering. The following table summarizes how we anticipate using the gross proceeds of this Offering, depending upon whether we sell 25%, 50%, 75%, or 100% of the Shares being offered in the Offering:

Percentage of shares offered that are sold	100.00%	75.00%	50.00%	25.00%

Price to the public charged for each share in this Offering	0.008	0.008	0.008	0.008

Historical net book value per share as of June 30, 2019 (1)	$0.0003	$0.0003	$0.0003	$0.0003

Increase in net book value per Increase per share attributable to new investors in this Offering (2)	$0.0040	$0.0035	$0.0028	$0.0024

Net book value per share, after this Offering	$0.0043	$0.0038	$0.0031	$0.0027

Dilution per share to new investors	$0.0037	$0.0042	$0.0049	$0.0053

(1)	Based on net book value as of June 30, 2019 of $73,077 and 264,780,133 outstanding shares of Common stock as of June 30, 2019.
(2)	After deducting estimated offering expenses of $300,000, $225,000, $150,000, and $75,000, respectively.

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $300,000) will be $2,700,000. We will use these net proceeds for the following.

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Initial build of mobile APP and redesign of YGTP site $25,000
				Web-based marketing and public relations consultant $125,000
				Branding promotion & Hiring of Public Relations Co. $187,500
				Media Ads and paid “bloggers” $37,500
				i.e., Brand-In Ent., for product placement in films $12,500
				Production of video with talent $7,500
				Salaries – YGTP Web operations $62,500
				Maintenance $17,500
				Legal & Accounting, Process Patent & Copyright $31,250
				Leased premises and Set-up $18750
				Corporate overhead & salaries $150,000
25.00%	$750,000	$75,000	$675,000	$675,000

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Initial build of mobile APP and redesign of YGTP site $50,000
				Web-based marketing and public relations consultant $250,000
				Branding promotion & Hiring of Public Relations Co. $375,000
				Media Ads and paid “bloggers” $75,000
				i.e., Brand-In Ent., for product placement in films $25,000
				Production of video with talent $15,000
				Salaries – YGTP Web operations $125,000
				Maintenance $35,000
				Legal & Accounting, Process Patent & Copyright $62,500
				Leased premises and Set-up $37,500
				Corporate overhead & salaries $300,000
50.00%	$1,500,000	$150,000	$1,350,000	$1,350,000

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Initial build of mobile APP and redesign of YGTP site $75,000
				Web-based marketing and public relations consultant $375,000
				Branding promotion & Hiring of Public Relations Co. $562,000
				Media Ads and paid “bloggers” $112,500
				i.e., Brand-In Ent., for product placement in films $37,500
				Production of video with talent $22,500
				Salaries – YGTP Web operations $187,500
				Maintenance $56,750
				Legal & Accounting, Process Patent & Copyright $93,750
				Leased premises and Set-up $52,500
				Corporate overhead & salaries $450,000
75.00%	$2,250,000	$225,000	$2,025,000	$2,025,000

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If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Initial build of mobile APP and redesign of YGTP site $100,000
				Web-based marketing and public relations consultant $500,000
				Branding promotion & Hiring of Public Relations Co. $750,000
				Media Ads and paid “bloggers” $150,000
				i.e., Brand-In Ent., for product placement in films $50,000
				Production of video with talent $30,000
				Salaries – YGTP Web operations $250,000
				Maintenance $70,000
				Legal & Accounting, Process Patent & Copyright $125,000
				Leased premises and Set-up $75,000
				Corporate overhead & salaries $600,000
100.00%	$3,000,000.00	$300,000.00	$2,700,000.00	$2,700,000.00

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PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Exchange Listing

Our Common Stock is traded on OTCMarkets in the Pink Open Market under the symbol “GBHL”.The Company is not presently subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly, is not required to file annual or quarterly reports with the Securities and Exchange Commission (the “SEC”). The Company publishes current information in connection with its Alternative Reporting activities with the OTC Markets. The Company is current with quarterly and annual financial statements and related information. (See “Where You Can Find More Information”)

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by us. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

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Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Go to our website and click on the “Invest Now” button and follow the procedures as described

•	Electronically receive, review, execute and deliver to us a subscription agreement; and

•	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

 Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

After the initial offering of the shares, the offering price and other selling terms may be subject to change. The offering of the shares is subject to receipt and acceptance and subject to the right of the Company to reject any subscription in whole or in part, for any reason or no reason. There are no arrangements for the return of funds to subscribers if all of the securities to be offered are not sold.

Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

Working Capital is used for officer’s salaries and cash reserves for future projects, acquisitions, joint ventures, and other opportunities that may be presented to Global Entertainment Holdings throughout the 12 months that the Reg A+ is active as well as the subsequent 24 months.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

No portion of the proceeds will be used to compensate or otherwise make payments to officers or directors of the Company.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

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The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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DESCRIPTION OF BUSINESS

General

Global Entertainment Holdings, Inc. (“the Company" or “GLBH” or the "Issuer”) is a publicly traded company entertainment and media holding company with primary focus in motion picture production and sales, as well as Internet presence in social media networks and digital marketing.

BUSINESS PLAN: YOU’VE GOT THE PART

You’ve Got the Part, Inc. (“YGTP”) is a wholly-owned subsidiary of the Company and was created to capitalize on numerous revenue streams available from the world’s desire to be discovered and to find new exciting talent. YGTP plans to develop and operate its web-based, social media platform that is the essence of crowd promotion.

History of You've Got the Part

You’ve Got the Part (“YGTP”) was originally developed as a pilot for a potential Reality TV show by Global Universal Film Group, a wholly-owned subsidiary of the Company. With the explosive growth of the social media networks, management believed that there was an opportunity to re-invent You’ve Got the Part as a social media platform.

In order to attract funding, management incorporated YGTP as a separate entity to facilitate a “pure play” with this new concept. Accordingly, YGTP was organized in the State of Wyoming on April 17, 2013, as a wholly-owned subsidiary of Global Entertainment Holdings, Inc. To date, the Company’s operations have consisted solely of organizing the Company, generating a business plan, recruitment of management and consultants, negotiating business development, raising capital, as well as preparation of offering documents and marketing materials.

Concept Tested

An Executive Producer in Louisville, Kentucky, who was working with Global Universal Film Group, announced a “casting call” on Good Morning Louisville (a local TV Show) for a film being developed called “MR. PINK.” The casting call was held at a local restaurant in the area. Within hours, hundreds of people showed up. Because it was impossible to physically audition that many people, the crowd was informed to sign up and submit an audition on a new website called YouveGotThePart.com. Within three weeks, nearly 60,000 people signed up with many submitting auditions. YGTP was still in beta form and was not being used.

We believe that this demonstrates that many people everywhere, if given a chance, would love to participate in an opportunity to be “discovered” and possibly cast in a Hollywood movie using the YGTP website.

What is You’ve Got the Part?

YGTP takes advantage of the power of social networking which allows the “crowd” to “engage” itself into virtually any aspect of an event or transaction and share that event with a worldwide audience through social networking.

While, in its simplest form, YGTP can enable unknown talent to audition for a real movie role in a Hollywood motion picture, via the Internet and/or their very own SmartPhone, without any pricey head shots, mailing materials, nor expensive “actor demo reels”, the real beneficiaries of the process are any manufacturers, companies, organizations, and other entities, even sports teams, that can make use of ‘crowd promotion’. The platform can be used by nearly any venture that can make use of ‘crowd promotion’ for its service or products such as clothing, food/beverage, automotive, gaming, even sports teams and charitable cause.

One of the significant advantages to using YGTP for ‘crowd promotion’ is that it costs the business organization nearly nothing to undertake. YGTP does not charge the business (or other organization) to sign-on in order to attract the “crowd promoters.” This concept relies on social media by giving everyone their chance at “15 seconds of fame”, to paraphrase Andy Warhol.

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Importantly, YGTP delivers more than simply clicks, visits, and views. The process is not at all passive, but encourages, in fact requires, substantial ‘engagement’ by each user and encourages a high level of ‘sharability’ by the subscribers and those that visit YGTP.

In addition, the potential millions of persons who sign up will give YGTP an extraordinarily massive data base for possible future marketing and sponsorship promotion efforts, as well as email sales, blurbs, and merchandising.

Intellectual Property Rights

In 2013, You’ve Got The Part, Inc. filed for both copyright and trademark protection on its YGTP concept. On July 16, 2013, YGTP received a certificate of registration (No. TXu 1-879-508) for a copyright on YGTP. And, on November 20, 2013, YGTP received a Notice of Publication for a Trademark on YGTP, which is pending launch of the YGTP platform. At the appropriate time, it is anticipated that YGTP will also file a copyright and/or patent for protection of its mobile APP design. We also own the web domains of: http://www.YouveGotThePart.com, http://www.YouGotThePart.com, http://www.YGTP.co, http://www.YGTP.io, http://www.YGTP.us and http://www.YGTP.net. A test site is currently located at: www.YGTP.Net.

How Will It Work?

In the world of motion pictures, to get started, any thrill seeker or “wanna-be” actor/actress will sign on to the YGTP website, or access it by using our mobile App, then scrolls through a list of movies that are willing to accept a YGTP audition video for a specific role. After creating an account, the subscriber searches for a “role” they would like to audition for. The script for each role (referred to as a “side”), is a short sequence of the actual screenplay for the movie. The user then reads the “side” while making a short video recording (30 to 60 seconds). After that, the user simply presses “Submit” and will be charged a nominal upload fee of $1.99.

Once the users have uploaded their auditions, the social media aspect of the platform takes over, as users spread the word of their audition to their friends on Facebook, Twitter, YouTube, Instagram, etc. YGTP will also help the user’s audition go viral through targeted marketing campaigns designed to drive Internet traffic to YGTP, as well as generate “likes” and “votes” for all audition videos. At the same time the film and television projects for which these people are auditioning for, will benefit greatly from virtually free publicity that will promote their projects worldwide. "Word of mouth” will spread across the Internet as potentially thousands of auditioners will likely spread the word to audiences worldwide that an upcoming film or media project is being produced. Such publicity may help the film or media producers achieve advance sales (pre-sales) for their projects from their affiliation with YGTP.

YGTP will collect all of the videos for each role of those movies that have requested auditions and each production will have a casting associate review the auditions. Because there will be many more auditions than can be reviewed, there may be several methods in order to select and review the auditions. Each person who auditions will alert his friends, family, co-workers, acquaintances to view his audition and “vote” for him/her by awarding a “like” or “star”. If each person who auditions asks only ten people to “like” or “star” him/her, it could result in potentially a huge number of unique visits to YGTP. The top, say 25, “stars” would be guaranteed to have their auditions reviewed directly by the casting associates, directors, or producers of each respective film or media production.

Second, there might also be a number of auditions that are randomly selected for review by lottery. YGTP and the individual productions will also reserve the right to review any number of the submitted auditions. In any case, submitted auditions, and any attendant intellectual property in connection with the auditions will be the property of YGTP. Finally, the director, casting director and producer of each motion picture will make the final decision as to which person who auditioned “wins” the part.

The top three finalist candidates for each role (based on the methods of selection discussed above) will receive a free trip to Hollywood, or other filming location, to perform a final audition in front of the actual producers of the film, where each lucky winner will receive a (small) speaking role in a real Hollywood movie. This could qualify the winner for entry into the Screen Actor's Guild (SAG), should they have aspirations of becoming a professional actor. The cost of entering a video audition into competition on the YGTP social media platform is only $1.99 for each competition (film role) entered (not including the cost of creating the video).

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The only obligation of the film production company using YGTP is to award two or more small speaking roles (parts) to the winners who have uploaded their videos on YGTP. Each production company would also be responsible for paying the costs of the winner (not the top three finalists) traveling to wherever the film or video production is shooting, Hollywood or some other location. The expense of air travel, a hotel and per diem for a few days, borne by the film company, would most likely amount to roughly $1,000.

YGTP has already met with and discussed the venture with numerous fellow producers, all of whom have stated their willingness to offer their future productions for inclusion in YGTP, when it is launched, as they all seek that tremendous “buzz” and mass public awareness for their respective movie productions that could be generated by thousands of people vying for a part in a movie – spreading the word throughout the many social networking sites.

In the case of other businesses and ventures, the process is nearly identical. For example, fans of sports teams would sign-on to the “sports” section of YGTP and essentially go through the same process in order to be selected as an “ultimate fan” and instead of winning a part in a movie, they would “win” team merchandise or access to team facilities. Each team would devise the appropriate “prizes”. Likewise, other companies, manufactures and organizations would seek “spokespeople” from the crowd in a similar process on YGTP.

Multiple Revenue Streams

YGTP is expected to generate multiple revenue streams in the following areas:

Core Transactions

Each time a YGTP user/member logs on to audition for a role in a Hollywood movie, as a spokesperson, or to do a testimonial, he/she pays a small “upload fee” currently estimated at $1.99. In the initial launch of YGTP, the Company may elect to reduce or waive any fees in a promotional effort to build a subscriber base.

In a recent “beta” run, anybody who desired a small role in a planned Hollywood movie to be shot in Louisville, Kentucky was invited, through word-of-mouth alone, to sign-up on-line at YGTP. Nearly 60,000 people visited the YGTP website within three weeks, from the Louisville metropolitan area alone. Since the Louisville metro area represents only one-half of one percent (0.5%) of the U.S. Population, when opened to the entire country, each movie audition could attract more than 300,000 visitors, many of whom would potentially “audition” for a movie role and pay an “upload fee.”

If only eight movies (or other video projects) were available on YGTP for each 60-day period, and two roles (one male/one female) were offered for each movie, a total of 96 roles would be offered in a year.

As YGTP expands throughout the world, the amount of auditions may increase substantially. Revenue will likewise increase. YGTP is already in conversations with partners from a variety of countries outside of the U.S. who want to replicate the model.

Potential use of YGTP by as many as 122 professional sports teams (MLB, NBA, NFL, NHL), countless “minor league” and “lesser sports” in this country, plus over 2,000 professional soccer teams around the globe, could result in substantial revenue, annually, with very little marginal cost. Revenue from other industries and organizations could be virtually limitless.

Other Core Transaction Revenues

Significant revenue can be derived from “micro-transactions” on the YGTP platform regardless of which product (movies, events, clothing, beverages, cars….) is the primary transaction. “Upgrades” in which YGTP receives a portion of the fee could amount to significant revenue over a period of time.

Advertising Revenue

Winners of the auditions are chosen based on how many “likes or stars” they receive when their friends, family, acquaintances, and strangers find their auditions on the various social media networking websites and then vote for the members on YGTP or its YouTube Channel. If only eight movies (or other video projects) were available on YGTP for each 60-day period, and two roles (one male/one female) were offered for each movie, a total of 96 roles would be offered in a year. We believe that each of these 96 roles will receive video auditions from many people who in turn use YGTP to send notices to their friends and followers asking them to “like” or “star” their video auditions, this has the potential of generating a very large number of unique visits to the YGTP website. We believe this will generate over 500,000 unique visits, allowing us to commence generating advertising revenue.

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Sponsorship Revenue

YGTP could offer certain advertisers a unique venue to attract an audience and there are many possibilities for advertisers to “upgrade” their presence on YGTP by becoming a “sponsor.” By example, Coca-Cola has long attempted to generate an image of a beverage for the movie audience. Sponsorships like this and other similar products may amount to substantial revenue.

Electronic Sell-Thru Merchandising Revenue

YGTP is in an ideal position, along with its advertising and sponsorship partners, to offer the purchase of any number of merchandise items and service opportunities to its subscribers, for which it would receive a portion of each sale.

YGTP is already in discussions with a major product placement/merchandising firm that places well know items in various motion pictures. This merchandising firm seeks to partner with YGTP in featuring their clients’ products in the YGTP auditions and, each time a subscriber signs on to audition, the subscriber will see a three-second “smash ad” of the featured product being promoted.

Data/Analytics Sale Revenue

YGTP will amass an enormous amount of data from its users/subscribers. When an account is opened each user will be asked to supply name, address, age, height, weight, hair/eye color, build, and also to name three (or more) movies that they like and possibly also products. This information is extremely valuable to motion picture distributors in identifying how to best promote/market/advertise a picture…and in “seeding an audience”. In addition, product advertisers and sponsors will have access (for a fee) to both demographic and psychographic information of millions of users/subscribers and viewers.

THE MARKET

According to the Motion Picture Association of America, nine out of ten people dream of being in a movie. Every week more than 120 million people watch 'reality' programming rooting for their favorites to win talent competitions and achieve stardom (according to AC Nielsen). Thousands annually move to Los Angeles in an attempt to break into the entertainment industry.

However, most people that just want a chance at their “15 seconds of fame”, but don't have the freedom or finances to make the risky move to Los Angeles or New York, where most of the movies are produced. Using the camera available on the average Smartphone and the YGTP App, anyone can now create an audition video for the films listed on the YGTP web portal and upload them right from their Smartphone.

Once an audition is uploaded, the social media aspect takes over as YGTP helps the user/member spread the word of their audition to their friends, as well as info about the film or media project being produced. Users can also post auditions to their Facebook page, Google+, Instagram, Pintrest or Tweet it, as a way of driving traffic and “likes”, “stars” or “votes”. At the same time the film and television projects these people are auditioning for get virtually free publicity as thousands audition and then work to spread the word about the film to the masses.

The top three candidates for each role (based on the number of likes, stars or votes) will receive a trip to Los Angeles or such other location where the media project is being made (with accommodations and transportation) to perform their final auditions for the producers of the film. The winners will each hear “You’ve Got The Part!”, as they are awarded their own speaking role in a real Hollywood movie or media production. If the project is a movie or TV show, the winners could qualify for entry into the Screen Actor's Guild (SAG), initiating their career as a professional actor if desired. The cost of entering a video into the competition is only $1.99 for each competition entered (not including the cost of creating the video).

In the case other products, goods, and services, the desire to be discovered or ‘part of something’ can be equally as strong, or stronger, in the case of sports fans

Internet Usage – Driving Our Market:

From December 2000 to 2018, the number of Internet users grew from 360 million to approximately 3.9 billion. (© Statista 2019) The number of potential users for web-based YGTP is very large. The Internet is responsible for huge changes in marketing. One of the biggest changes is the ability of social media to quickly reach large numbers of people chiefly by relying on the audience itself to speak/chat/share virtually all of their “likes” (and dislikes) with dozens, hundreds or thousands of their friends, acquaintances, and even strangers, by posting, engaging and sharing on a myriad of websites and posting vehicles including Facebook, YouTube, Instagram, Twitter, WhatsApp, etc.

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In the past, industries, companies, and organizations have created and disbursed promotional material to help them sell their products, services, and missions. Now, social media enables these companies and organizations to rely on their own customers and members to do the promotion for them through the Internet and share with millions of others.

There are a limited number of professional motion pictures (mainstream feature films with potential for theatrical release) made each year. The most recent statistics (according to mpaa.org – 2017, and other industry sources), indicate that around 800 commercial motion pictures are made in the United States, and nearly 5,000 commercial motion pictures are made each year throughout the world. Persons wanting to ‘try-out’ for a role in a motion picture without incurring the costly expenses associated with being able to physically audition by residing in the most expensive areas to live - Hollywood, CA, and New York, NY, may YGTP.

INDUSTRY & MARKET TRENDS

Revolutionary changes in the manner in which film and television is produced and distributed are now sweeping the industry. According to the Motion Picture Association of America, Worldwide box office revenues totaled $38.6 Billion in calendar 2016, up 1% from the year prior and up 18% from just five years ago. More than two-thirds (71%) of the U.S./Canada population – or 246 million people – went to the cinema at least once in 2016, a 2% increase from 2015. Frequent moviegoers – individuals who go to the cinema once a month or more – continue to drive the movie industry, accounting for 48 percent of all tickets sold in the United States and Canada, Frequent moviegoers tend to own more key technology products, such as smart phones and tablets, compared to the general population of adults 18 years and older. More than three quarters of all frequent moviegoers (79%) own at least four different types of key technology products, compared to 60 percent of the total adult population. The top five international markets are China, Japan, India, U.K., and France.

The importance of social media in marketing film and television has also increased. Facebook, YouTube, Google+, Pintrest, Twitter, and other social networking sites are used to make audiences aware of forthcoming films and television products. These sites have hundred's of million's of users. Media companies have focused on these platforms as a way of building awareness of their forthcoming offerings.

YGTP will offer the Company and its shareholders an opportunity to capitalize this social media trend by providing awareness and support films and entertainment media projects (including those of the Company), while empowering everyone with the chance to realize their “15-seconds of fame” no matter where they live or what their qualifications may be. It also provides a social media marketing outlet for the projects that engage YGTP to expand their social media outreach, at virtually no cost to the producers.

COMPETITION

YGTP is believed to be a unique concept, a “cutting-edge” edge idea in a one hundred year old industry. It combines (i) a talent contest, the likes of which have been around for years, such as: The Gong Show, American Idol, America’s Got Talent, The Voice, etc, with (ii) Social media networking platforms, movies, Internet networking and Smart Phones.

We are unaware of any direct competition to YGTP at this date. Companies that offer actors the chance to submit their profiles and headshots for auditions are mostly located in cities where the entertainment industry is most prevalent, and provide virtually no services or value outside of those areas. Social media platforms do not offer this type of service or have this kind of reach into entertainment companies.

†	YGTP is the only service that is easily available and useful in EVERY city and town.
†	YGTP is the only service that charges NO UPFRONT FEE to browse auditions or have a profile on the site.
†	YGTP is the only site where users can view the “sides” and then audition immediately; and, after paying a nominal upload fee, their video is instantly available for the public to “like.”
†	On YGTP, anyone can be “seen” by potentially millions of people through social-media networking, as well as possibly being discovered by movie producers, talent scouts and directors.

OVERVIEW OF COMPETITIVE CASTING SITES

•	L.A. CASTING

LA Casting offers actors an opportunity to set up their own home page with a gallery of headshots, and the ability to apply for different roles that are listed on the LA Casting website. Actors can search the auditions and apply online, and their profiles are also searchable by casting directors and producers. An accredited agent can get their clients an account for free, but all other actors must pay for their own URL and online resume. Additional photos and hosted demo reels cost extra to upload. A premium account with unlimited casting and media hosting is $14.95 per month.

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NOTE: L.A. CASTING does not guarantee that the Actors picture and resume nor video reel will be seen by the Production entity FOR any specific film or television show, as YGTP does.

•	ACTOR'S ACCESS

Actor's Access offers a service whereby an actor has an online resume and portfolio. There is an annual fee for hosting an online resume of $68, but it includes only two photos. Additional photos and reels are extra.

NOTE: ACTOR’S ACCESS can set up the actor’s profile online, but the actor is still not guaranteed to be seen by any Casting Director or any Production company for a specific film or television show.

•	BACKSTAGE

Backstage is a trade newspaper that features casting notices and calls for auditions. It does not offer a hosting site for actor's headshots or demo reels. The newspaper is available online and still has a print edition that is sold on newsstands. Actors using Backstage must submit to advertisements on their own either via internet or mail, and they must pay a subscription or purchase a copy from a newsstand.

NOTE: Actors using this site still need to send in their pictures and resumes to the production company before they know if they have an audition for the movie production. Often, the production company will not give out their email, so the actor must pay a fee for duplication of their head shot and resume, and cover the mailing cost of each one.

YGTP plans to charge a one-time upload fee of $1.99, or a monthly subscription for $9.95.

•	NOW CASTING

Now Casting competes directly with LA Casting by offering an online resume and headshots, and the ability to search for and apply online to casting notices that are posted on the Now Casting website. The fee structure and services are also mostly similar, and the two sites are analogous of one another.

NOTE: An actor can place his reel (which may have cost several hundred dollars to have produced) but, that doesn't mean he or she is guaranteed an audition. Everyone on www.YouveGotthePart.com gets to audition for selected movies or media roles.

If we are successful, we can expect that other companies will seek to copy our business model. The barriers to entering our market with a similar service are not substantial. Thus we can expect that we will experience more competition from new entries or from existing competitors who change their services to compete with ours directly.

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DESCRIPTION OF PROPERTY

The Company presently primarily operates from its office located at 2375 E. Tropicana Avenue, Suite 8-259, Las Vegas, Nevada 89119 on a month-to-month lease. However, when projects are placed into pre-production, production and/or post production, the Company may lease additional production suitable space, including production offices and stages on an as needed short term basis to support such production activities.

Legal Proceedings

There are no legal proceedings against us. We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

This Offering Circular contains forward-looking statements. For this purpose, any statements contained in this Offering Circular that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking information includes statements relating to future actions, prospective products, future performance or results of current or anticipated products, sales and marketing efforts, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management, and other matters. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “continue” or the negative of these similar terms. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information.

These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In evaluating these forward-looking statements, you should consider various factors, including the following: (a) those risks and uncertainties related to general economic conditions, (b) whether we are able to manage our planned growth efficiently and operate profitable operations, (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations, (d) whether we are able to successfully fulfill our primary requirements for cash, which are explained below under “Liquidity and Capital Resources”. We assume no obligation to update forward-looking statements, except as otherwise required under the applicable federal securities laws. Unless stated otherwise, terms such as the “Company,” “Global Entertainment Holdings,” “we,” “us,” “our,” and similar terms shall refer to Global Entertainment Holdings, Inc., an Nevada corporation, and its subsidiaries.

Results of Operations

The six months ended June 30, 2019 compared to the six months ended June 30, 2018

Revenues

The Company had no revenues in the six months ended June 30, 2019 and revenues of $3,442 for the six months June 30, 2018.

Operating Expenses

General and administrative expenses decreased from $21,779 for the six months ended June 30, 2018 to $45,113 for the six months ended June 30, 2019.

Net Loss

For the six months ended June 30, 2019, we had net loss of $61,267 compared to a net loss of $89,695 for the six months ended June 30, 2018.

Liquidity and Capital Resources

The Company's cash position decreased from $4,088 on June 30, 2018 to $2,852 on June 30, 2019.

The year ended December 31, 2018 compared to the three-months ended December  31, 2017.

Revenues

The Company had $10,446 in revenues in the year ended December 31, 2018 and no revenues for the year ended December 31, 2017.

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Operating Expenses

General and administrative expenses increased from $67,482 for the year ended December 31, 2017 to $120,547 for the year ended December 31, 2018.

Net Loss

For the year ended December 31, 2018, we had net loss of $200,147 compared to a net loss of $74.430 for the year ended December 31, 2017.

Liquidity and Capital Resources

The Company's cash position declined from $10,836 on December 31, 2017 to $4,088 on December 31, 2018.

Going Concern

The Company has no revenues and has incurred net losses. In addition, at June 30, 2019, there was an accumulated deficit of $13,225,232. These factors raise substantial doubt about the Company's ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or available from external sources such as debt or equity financings, or other potential sources. The inability to generate cash flow from operations or to raise capital from external sources will force the Company to substantially curtail and cease operations, therefore, having a material adverse effect on its business. Furthermore, there can be no assurance that any funds, if available, will possess attractive terms or not have a significant dilutive effect on the Company's existing stockholders.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s Common Stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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Subsequent Events

On July 16, 2019, the Company issued 8,000,000 common shares to Auctus Fund, LLC under the Company’s 12%, $215,000 convertible note. The conversion to common stock was made at the discounted stock price of $0.0012 (proceeds totaling $9,600), which were applied against accrued interest payable under the convertible note. Accordingly, this issuance increased the Company’s issued and outstanding common shares from 264,780,133 at June 30, 2019 to 272,780,133.

On July 19, 2019, the Company’s directors authorized by Board Resolution and, on July 31, 2019, the majority of shareholders entitled to vote approved by written consent, an amendment of the Company’s Articles of Incorporation to increase to the authorized share capital from 470 million common and 30 million preferred shares, to 1,950 million common and 50 million preferred shares effective as of August 1, 2019. The purpose for this increase is to enable the Company to secure additional equity financing needed to complete the development of and marketing and promotional expenses to launch the “You’ve Got The Part” web platform and related mobile Apps.

Therefore, on August 1, 2019, the Company’s officers filed a Certificate of Amendment with the Secretary of the State of Nevada to effect said increase in its authorized capital stock as described above. The Certificate of Amendment is expected to be finalized by the State of Nevada within ten days. Additionally, the par value of the Company’s capital stock, which was $ 0.001 per share, was lowered to $0.0001 per share.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any July 30 before that time, we would cease to be an “emerging growth company” as of the following January 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Dividends

We do not intend to retain future earnings to support our growth.  Any payment of cash dividends in the future will be dependent upon: the amount of funds legally available; therefore, our earnings; financial condition, capital requirements, and other factors which our board of directors deems relevant.

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Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Employees

We currently have one full time employee and four part-time employees, including officers and directors.

Personnel will be added on an as-needed basis. These personnel can include executive management, salespersons, engineers, chemists, hydrologists, quality control technicians, transportation experts, managers and in most instances outsourced processes.

Specific and current needs include a sales team, an office administrator and a field engineer to verify sites and coordinate agreements.

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MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of June 30, 2019:

Name and Principal Position	Age	Term of Office	Approximate hours per week

Gary Rasmussen, Chief Executive Officer and Director	67	December 2007	40
Alan Bailey, Chief Financial Officer and Director	71	January 2013	10
Stanley Weiner, Director	76	December 2007	5
Terry Gabby, Controller and Secretary	74	December 2007	20
Virginia Perfili, Director (independent)	65	December 2007	5

Gary Rasmussen

 Gary Rasmussen has served as our Chief Executive Officer and Chairman of the Board of Directors since acquiring the majority of our common stock in September of 2007. He also serves as the CEO for all of our subsidiary corporations (with the exception of Global Universal Pictures, our Canadian affiliate).  In such capacity, he oversees all aspects of our ongoing business development, acquisitions and financing.

Gary Rasmussen has an extensive background spanning almost 40 years as an entrepreneur with vast experience in all phases of business development, having been a founder, chief executive officer or director of numerous private and publicly-held corporations engaged in the areas of cable television, investment banking, mortgage banking, VoIP Telephony and motion pictures.  He has extensive experience in structuring debt and negotiating equity capital for both public and private enterprises, implementing short and long term business planning, acquisitions and divestitures, and has played a leading role in spearheading several publicly held corporations from their inception.

From November of 2004 through September of 2007, Mr. Rasmussen was self-employed as a business consultant and private investor, working primarily with small publicly traded companies.  Prior to November, 2004, Mr. Rasmussen was the founder and Chairman of a public company engaged in developing a VoIP (Voice over Internet Protocol) technology to provide residential phone services. This entity was sold to the principals of a marketing affiliate of Skype.  From 1986 through 1993, Mr. Rasmussen was founder and CEO of United Satellite, a publicly held company operating 54 cable systems. Gary Rasmussen is the General Partner of Rochester Capital Partners, LP (a family limited partnership), our largest and controlling shareholder. Early in his career, Mr. Rasmussen got his start in the securities industry with Merrill Lynch in New York, and then formed his own investment banking company, First Heritage Corporation, in Southfield, Michigan.

Gary is a licensed commercial pilot and former certified flight instructor. He holds a Bachelors degree in Business Administration, with majors in Finance and Management, from Western Michigan University and has pursued courses towards a degree in law.

Alan Bailey.

Alan Bailey joined the Company in January of 2013 as Chief Financial Officer, and is a finance veteran in the entertainment industry, having served as a Senior Financial Executive of Paramount Pictures for 35 years, including being its Treasurer. In this capacity, he was responsible for Paramount’s global cash management and control; internal audit and compliance; business continuity/disaster recovery; cash planning and forecasting; individual and film slate financing and investor reporting/compliance; international financial reporting; and tax planning, corporate structuring and compliance.

Alan is also the CEO and Co-Founder of Dynamic Media International, Inc., based in Century City, California, which is a new media entertainment company with three operating divisions: Dynamic Media Network, the producer and distributor of high definition original TV content; Dynamic Media Music, the producer and distributor of original music content; and Dynamic Media Pictures, an independent motion picture and television production, finance and global distribution enterprise.

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Additionally, Alan is the Founder and Executive Producer of the Movieville International Film Festival. He is a seasoned Executive Producer of lower budget/high quality motion pictures, digital and television content and serves as the CFO of another publicly-held company in the entertainment industry.

Alan is a Fellow of the Institute of UK Chartered Accountants and is an alumni of Ernst & Young and Grant Thornton. Alan is a frequent panelist at industry seminars due to his extensive knowledge of production tax credits and film financing structures.

Stanley Weiner

Mr. Weiner has served as a Director of the Company since October 2003 and as Vice President of Finance of the Company from December 2000 through December 2012. Stanley Weiner served as our Chief Financial Officer from September 2009 until December 2012, although he continues to serve as a director of the Company. Mr. Weiner has more than 35 years experience creating and running businesses. Mr. Weiner was the founding officer of Gemini Financial Corporation, a NASD Broker/Dealer from 1970 through 1975, President of APA, Real Estate Syndication Company from 1975 through 1978, Managing Partner of Agri-World Partnership from 1978 through 1983, an agricultural project syndication company with offices throughout Europe and the Middle East. Mr. Weiner was a Founding Officer/President of Regent Properties from 1985 through 1990, and Chief Executive Officer of Wise Industries from 1990 through 1993, a company specializing in pollution control devices. In 1978, Mr. Weiner founded Western Pacific Investment Corporation, centers and agricultural properties in addition to packaging many tax-sheltered investments. As a result of the foregoing activities, Mr. Weiner has extensive experience in marketing, acquiring, financing and developing commercial and agricultural property, negotiating agreements and packaging transactions. Mr. Weiner received his Bachelor of Arts degrees in both Psychology and Economics from California State University at Long Beach in 1966.  He also did graduate work in both fields at UCLA.

Mr. Weiner has in the past held a National Association of Securities Dealers Principals license and is a licensed Real Estate Broker. Mr. Weiner is not an officer or director of any other reporting company.

Terry Gabby

Mr. Gabby has served as our Controller and Corporate Secretary since November of 2009. Previously, he served as Chief Financial Officer and Treasurer of the Company from July, 2005 through September of 2009.  Mr. Gabby has over 30 years’ experience in executive management, auditing and finance. As the senior auditor for a regional audit firm, Seidman & Seidman CPA's, he was the senior in charge of audits for several publicly held companies in the casino and manufacturing industries. From 1981 to 1991, Mr. Gabby was the corporate director of internal audit for Sahara Resorts, Inc., a publicly traded company with several gaming subsidiaries and time-share properties. As a consultant for various clients, Mr. Gabby has developed and implemented financial accounting systems, internal control systems and participated in establishing review procedures for compliance testing as required under the Sarbanes-Oxley Act. The past seven years, Mr. Gabby has held the executive positions of Chief Financial Officer and Controller for several large tribal gaming enterprises located in several state jurisdictions. These enterprises were business start-ups requiring loan acquisitions, funding distributions, construction cost control and the development of financial reporting systems. Mr. Gabby earned his Bachelor of Science degree in accounting from the University of Nevada, Las Vegas College of Business Administration in 1973.

Virginia Perfili

Ms. Perfili has served as a Director of the Company since January of 2008, and has been involved in the entertainment industry for the past 25 years, having served as the President of a public company, Orphan, Inc., and as a writer, director, producer and executive producer of several feature-length films, many music videos, and a TV show pilot.

In 1984, Ms. Perfili was a co-founder and served as President of Orphan, Inc., a publicly held, entertainment company that started as a small Detroit-based, independent record label. Under her leadership, Orphan acquired and promoted five recording artists, all of which began charting on the Billboard charts, negotiated several distribution deals, obtained an artist contract with Atlantic, as well as contracts to produce videos for Atlantic and Sony.

In 1990, Orphan ventured into producing feature films. Orphan joined forces with Gary Rasmussen (CEO of the Company), who was instrumental in restructuring the company as a publicly-traded entity, as well as raising capital for several films that were produced by Orphan. Ms. Perfili was both producer and executive producer, along with Gary Rasmussen, for the feature films, “Mirror Mirror” and “Mirror Mirror 2: Raven Dance”, and spearheaded their marketing and distribution. Both of these independent feature films enjoyed theatrical, cable, Pay-Per-View, TV broadcast, VHS, DVD, and Laser Disc releases, domestically. In 1995, she directed another sequel, Mirror, Mirror III: The Voyeur. Ms Perfili has always had a keen eye for recognizing fresh, new talent as demonstrated by the fact that she cast a then unknown young actor, Mark Ruffalo, as the male lead in both Mirror, Mirror 2 and Mirror, Mirror III, his very first leading roles in a feature film.

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From 2000 through present, Ms. Perfili has been actively involved as a producer and consultant in the entertainment industry, and was also a director and consultant for a publicly-held, Voice Over Internet company. In 2006, Virginia Perfili organized Freelance Filmworks, LLC, and served as the Executive Producer of its current feature film, tentatively entitled “ROUNDS”, which is presently in post production.

Ms. Perfili graduated from Wayne State University in Detroit, Michigan, with a B.A. degree in Humanities with a pre-law curriculum. Ms. Perfili is not an officer or director of any other reporting company.

Management Biographies for Subsidiaries – GUFG and YGTP

Jacqueline Giroux

Jacqueline Giroux is a founder and serves as the President of our wholly-owned subsidiary, Global Universal Film Group, a film production and distribution company from its inception in 2004, as well as executive officer of several predecessor companies using a variation of Global Universal since 1987, through November of 2008. In November of 2008, Jackie Giroux founded our Canadian affiliate, Global Universal Pictures, Inc., and served as its President. Our Company has co-production agreements with Global Universal Pictures, supplying intellectual property rights and capital, and owns 30% of the equity of this affiliate. Global Universal Film Group serves as exclusive, worldwide sales agent for all films produced in Canada.

Ms. Giroux is a major shareholder of the Company, as a result of the Company's acquisition of Global Universal Film Group in December of 2006, and has served as a producer for all Canadian film projects. She is an advisory member to the Board of Directors. Prior to her affiliation with the Company, and during her tenure as President of Global Universal Film Group, Ms. Giroux was a co-founder, director and President of a publicly-traded company engaged in Internet Telephony (VoIP communications) from August of 2001 through July, 2004.

Jackie Giroux has experience in managing a publicly-held company and considerable expertise in film financing and developing worldwide business relationships for co-producing and financing motion pictures. She is also an accomplished writer, producer and director of feature films, and has been awarded “keys” to numerous U.S. Cities for her lecturing and fund raising for charity organizations in the United States. In addition, Ms. Giroux created the concept of You’ve Got the Part, which was originally developed by Global Universal Film Group as a pilot for a Reality TV show featuring non-actor individuals auditioning for real film and television shows. This concept will be utilized by the Company to develop a new social media portal located on the Internet at: www.youvegotthepart.com.

Ms. Giroux won a scholarship to the New York American Academy of Dramatic Arts, and has appeared in many off Broadway and Broadway plays.  Her career in films was launched with a lead role in “The Cross and the Switch Blade”, starring Pat Boone and Eric Estrada. She has appeared in fifteen feature films and several TV series; her last film as an actress was in “To Live and Die in LA”, directed by Billy Friedkin for MGM in 1985. Since then, she has written and produced ten feature films, two “Movies of the Week”, two reality series, and most recently she has written and produced: “Blue Seduction”, a TV movie starring Billy Zane and Estella Warren; “American Sunset”, which premiered at the 2010 Cannes International Film Festival, starring Corey Haim (his last completed film) and Frank Molina; “Plaster Rock”, which had its theatrical release in Grand Falls, New Brunswick, Canada on May 6, 2010, starring Christine Johnson, Lalesha Railsback, Eric A. Leffler, Frank Molina; and “The Night”, a supernatural thriller, starring Lalesha Railsback and Ian Hamrick, which is in extended post production and yet to be released.

Ms. Giroux has extensive experience in structuring financing and co-production deals, having successfully arranged for co-productions between Canada, France and Germany, as well as Canada, France and Australia. In 2000, she wrote and directed “Coo Coo Cafe”, a satire on the media networks. “Coo Coo Cafe” the first film produced in New Brunswick Canada, was invited to the Sundance Film Festival and received an invitation by the American Film Institute, as well as consideration for one of the Best Screenplays of the year 2000. She is a past nominee of The New York Film and Video Festival, and The Cannes Film Festival’s “Out of Competition” series. She has been profiled in several books, and appeared on The Tonight Show, The Merv Griffin Show, and The Geraldo Rivera Show, “Now It Can Be Told”.

Nicholas S. Godin

Nick Godin serves as the Chief Operating Officer of You’ve Got The Part (“YGTP”) and will oversee the development and initial launch of YGTP, as well as other digital endeavors of the Company. As an entrepreneur from Vermont, Nick built and launched his first tech company, Blirp It (Bus Line Information Retrieval Program), while he was a senior at the University of Vermont. Nick and his partner created and built an online platform to estimate the arrival times of buses on campus. The company expanded to 8 additional schools before rolling it's clients into a larger service provider.

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In 2011, right after graduating UVM with a Bachelor of Science degree, Nick moved to the West Coast to pursue some promising technology ventures. He dove straight into the ‘start-up’ scene in Los Angeles, working as a consultant on various mobile and web-based projects, such as Cuipo.org and PollPals. His primary responsibilities were UI/UX architecture, user data analysis, and investor relations. In 2013, shortly after relocating in LA, Nick became an equity partner in a full-service creative agency called White Rabbit. The company specialized in developing and designing private label software for clients like Beats by Dre, Adidas, Major League Baseball, etc. Nick Godin lead the business development team as his company went on to produce and launch over 100 IT projects in the next 2 years. Most notably, GhostTunes, CurbStand, and Coordinates Collection.

White Rabbit served as the technical agency of record for several Family Offices in the US, UK, and South America, and Mr. Godin was the main point of contact between the company and these ‘top tier’ clients.  Additional clients included fortune 500 companies, angel investors, and social media influencers. After White Rabbit was acquired in 2016, Nick Godin, along with some of his associates, commenced working with a new venture called Vander Group. Vander Group is a leading global eCommerce solutions provider that combines digital strategy, data-driven design, development, optimization, logistics, and customer support to help their client brands gain market momentum.

Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past ten years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses); (2) the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; (3) a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or (4) the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited such person’s involvement in any type of business or securities activities; (5) a conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses); (6) the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; (7) a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or a (8) the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited such person’s involvement in any type of business or securities activities. No director or executive officer has any material pending legal proceedings.

Board Composition

Our Board of Directors currently consists of three members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when established, will provide risk oversight in respect of its areas of concentration and report material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our officers and directors of the Company as of June 30, 2019:

Name and Principal Position	Cash Compensation ($)		Other Compensation ($) (1)	Total Compensation ($)

Gary Rasmussen	$

Alan Bailey, Chief Financial Officer and Director			1,500	1,500

Terry Gabby, Controller and Secretary		12,000		12,000

Total		$12,000	1,500	13,500

Mr. Rasmussen has an employment contract for $10,000 per month. He has not taken any cash compensation and has received 13,000,000 shares of Common Stock since 2007.

Mr. Bailey has an employment contract for 250,000 shares of Common Stock per quarter until the Company raises $250,000, then a monthly cash compensation of at least $1,000 per month is to be negotiated.

Mr. Gabby has an employment contract for $1,000 per month.

Stock Options

Our stockholders have approved our Stock Option Plan, as previously adopted by our Board of Directors (the "Plan"). Under this Plan, our officers, directors, and/or key employees and/or consultants can receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 25,000,000 shares of our Common Stock. To date, no options have been issued. The Class B Common stockholders are not eligible for such options.

With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted. The Plan requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to ours, such option holder's incentive options immediately terminate.

Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000. No such options have yet been issued.

Bonus Plan for Executive Officers

Our Board of Directors has established an annual Bonus Plan for Executive Officers (the “Bonus Plan.”) Under the Bonus Plan, a Committee of the Board of Directors sets performance targets for key employees who are or may become executive officers. Such executives are eligible for a bonus only if they meet the performance standards set in advance by the Committee. Aggregate bonuses may not exceed ten percent of income before taxes and bonuses may not exceed $1 million per employee.

Management Stock Option Plan

Our Board of Directors has adopted a Management Stock Option Plan. The Plan provides that the Company shall establish a reserve of 20,000,000 shares of Common Stock to be awarded to eligible salaried officers and directors. The Management Stock Bonus Plan Committee, composed of not less than three members, administers the Plan. The Board of Directors must review actions of the Committee. The Plan awards restricted stock to key executives. During the restricted period, the owner of the stock may not transfer the stock without first offering the Company the opportunity to buy back the stock at its issue price. In the first year of the restriction period, the Company has the right to buy back all of the awarded stock. In the second year, the Company has the right to buy back 75% of the awarded stock. After two years and until the end of the restriction period, a maximum of three years, the Company has the right to buy back 50% of the awarded stock. To date, the Company has not issued any Plan shares.

Mr. Rasmussen and Mr. Bailey are the members of the Management Stock Option Plan committee.

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SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN SECURITYHOLDERS

The following tables set forth certain information known to us regarding beneficial ownership of our capital stock as of May 6, 2019 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock.

At June 30, 2019, we had issued and outstanding a total of 264,780,133 shares of common stock; 3,990,134 shares of our Series B, Convertible Preferred Stock (“Series B”); and 6,500,000 shares of our Series C, Convertible Preferred Stock (“Series C”). Each share of Series B Preferred Stock is presently convertible into one share of common stock and not affected by any forward or reverse stock splits. The Beneficial Ownership table below assumes the conversion of the Series B Preferred shares into common stock. The 6,500,000 shares of Series C Preferred Stock outstanding are, in the aggregate, convertible into 65% of the issued and outstanding shares of common stock, calculated immediately following such conversion. In addition, each share of Series C Preferred Stock carries voting rights equal to that number of shares of common stock that would result from the instant conversion of each share of Series C Preferred Stock into common stock.

The Percentage of Beneficial Ownership Table does not assume the conversion of the Series C Preferred shares into common stock, but state only the amount of shares held, by whom, and the percentages held of that Class. Assuming that all Series B Preferred stock was converted into 3,990,134 shares of common stock, the Company would have a total of 255,270,267 shares of common stock issued and outstanding at June 30, 2019. Assuming that all 6,500,000 Series C Preferred stock were then converted, the Series C Preferred stock would convert into an aggregate of approximately 474 million shares of common stock, resulting in a fully diluted total of approximately 729 million shares of common stock issued and outstanding at June 30,2019. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (in the footnotes) shares of common stock that the stockholder has a right to acquire within 60 days after June 30, 2019, pursuant to options, warrants, conversions privileges or other rights.

	Number of		Number of	Shares of	Percent	Number of
	Shares of	Percent	Shares of	Common	of Common	Shares of	Percent
	Common	Of Class	Series B Pfd.	Assuming	Assuming	Series C Pfd	Of Class
	Beneficially	Beneficially	Beneficially	Conversion	Conversion	Beneficially	Beneficially
Affiliates	Owned	Owned	Owned	Series B (3)	Series B (3)	Owned	Owned
Rochester Capital Partners (4)	19,025,000	7.18%	641,225	19,666,225	7.31%
Gary Rasmussen – CEO & Dir (5)	13,113,500	4.95%	1,093,227	14,206,727	5.29%	3,500,000	53.85%
Terry Gabby - Controller (6)	4,315,000	1.63%	0	4,315,000	1.61%
Virginia Perfili – Director (7)	2,214,450	0.84%	0	2,214,450	0.82%
Stanley Weiner – CFO & Dir (8)	2,112,384	0.80%	0	2,112,384	0.79%
Jacqueline Giroux (9)	7,163,855	2.71%	2,255,682	9,419,537	3.51%	3,000,000	46.15%
Alan Bailey – CFO (10)	5,760,000	2.17%	0	5,760,000	2.14%
Nicolas Godin	1,750,000	0.66%	0	1,750,000	0.65%
Mary-Kathryn Tantum (11)	7,000,000	2.64%	0	7,000,000	2.60%
Other Management (12)	1,000,000	0.38%	0	1,000,000	0.37%
Shares held by Insiders	63,454,189	23.96%	3,990,134	67,444,323	25.09%	6,500,000	100.00%
Other Shareholders	201,325,944	76.04%		201,325,944	74.91%
Total Amounts at June 30, 2019	264,780,133	100.00%	3,990,134	268,770,267	100.00%	6,500,000	100.00%

Footnotes:

1. As used in these tables, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). These Footnotes denote the amount of shares of common stock that the stockholder has the right to acquire within 60 days of June 30, 2019, which are not reflected in the table above and are not treated as outstanding for the purpose of determining the percent of class by such stockholder. Unless otherwise indicated, the address for each of these stockholders is c/o Global Entertainment Holdings, 2375 E. Tropicana Avenue, #8-259 Las Vegas, Nevada 89119.

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2. Figures are rounded to the nearest one-hundredth of a percent.

3. Each share of Series B Preferred stock is convertible into one share of common stock by the holder at anytime. The Series B Preferred stock is not adjusted for recapitalization events, including either forward or reverse stock splits, and does not carry voting rights, except as to matters that effect the Series B Preferred shareholders.

3. Rochester Capital Partners, LP. (RCP), a Nevada limited partnership, holds 19,025,000 shares of common stock and 641,225 shares of Series B Preferred directly. Gary Rasmussen, CEO of the Company, is the General Partner of RCP and owns a majority equity interest therein. The limited partners are members of Mr. Rasmussen's immediate family. As General Partner, Mr. Rasmussen has voting, investment and dispositive power over the shares of stock owned by the partnership.

4. Gary Rasmussen holds 13,113,500 shares of common stock and 1,093,227 shares of Series B Preferred stock directly in his name. These amounts of shares do not include his indirect interest in the 19,025,000 shares of common stock and 641,225 shares of Series B Preferred stock owned by RCP (reported separately in the table above), of which he is the General Partner, owns a majority equity interest therein and has voting, investment and dispositive power over the shares of stock owned by the partnership. Additionally, Mr. Rasmussen owns 3,500,000 shares of our Series C preferred stock directly in his name. Assuming the conversion of all Series B and Series C preferred stock, Mr. Rasmussen, including his interest in RCP, would control a total of approximately 289 million of our common stock, which would result in Mr. Rasmussen controlling approximately 39.6% of our total common stock then outstanding, on a fully diluted basis.

5. Mr. Gabby holds 4,315,000 shares of common stock directly in his name.

6. Ms. Perfili is an independent director and holds 2,214,450 shares directly in her name.

7. Mr. Weiner is an independent director and holds 2,112,384 shares directly in his name. This figure does not include an additional 814,011 shares held by adult members of Mr. Weiner’s immediate family and/or trusts, for which he does not exercise control and disclaims any beneficial interest.

8. Jacqueline Giroux owns 7,163,855 shares of common stock directly in her name and exercises control over an additional 104,000 shares of common stock as guardian for her grandchildren. Additionally, she holds 2,255,682 shares of Series B Preferred and 3,000,000 shares of Series C Preferred stock directly in her name. Ms. Giroux is the co-founder of Global Universal Film Group and You’ve Got the Part, our wholly-owned subsidiaries, as well as the founder of Global Universal Pictures, a Canadian affiliate that is 30% owned by the Company. She is neither an officer nor director of Global Entertainment Holdings, but serves as the President of Global Universal Film Group, a wholly-owned subsidiary. Assuming the conversion of all Series B and Series C preferred stock, Ms. Giroux would hold a total of approximately 228 million of our common stock, which would result in Ms. Giroux controlling approximately 31.3% of our total common stock then outstanding, on a fully diluted basis.

9. Mr. Bailey holds 5,760,000 shares of common stock directly in his name.

10. In May of 2015, the Company issued 7,000,000 shares to Mary-Kathryn Tantum in connection with the Company’s acquisition of WW Digital Marketing Group, Inc. Of these shares, 2,000,000 are held in an escrow account with the Company’s securities counsel, Thomas Amon, and may be earned by Ms. Tantum based upon performance. Ms. Tantum is no longer an officer of the Company, but continues to serve as a consultant to WW Digital Marketing Group.

11. Nicholas Godin owns 1,750,000 shares of our common stock in the name of NGKD, LLC., a Florida limited liability company, of which he and his wife are the sole shareholders and exercise dispositive power over the shares.

12. In August of 2014, the Company issued 1,000,000 shares of restricted common stock to three individuals who were serving as officers of Global Entertainment Media, a wholly-owned subsidiary.

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CERTAIN RELATIONSHIPS AND

RELATED PARTY TRANSACTIONS

To the best of our knowledge, from inception to June 30, 2019, other than as set forth herein, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Rochester Capital Partners has periodically provided working capital advances since December 2007. The current loan balance is approximately $91,000. Rochester owns 7.5% of the Company's Common Stock. Mr. Rasmussen is the General Partner and majority equity owner of Rochester.

Statement of Policy

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

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DESCRIPTION OF SECURITIES

The Common Stock

We are authorized to issue 470,000,000 shares of Common Stock, $0.001 par value. On July 19, 2019, the Company’s directors authorized by Board Resolution and, on July 31, 2019, the majority of shareholders entitled to vote approved by written consent, an amendment of the Company’s Articles of Incorporation to increase to the authorized share capital from 470 million common and 30 million preferred shares, to 1,950 million common and 50 million preferred shares effective as of August 1, 2019. The purpose for this increase is to enable the Company to secure additional equity financing needed to complete the development of and marketing and promotional expenses to launch the “You’ve Got The Part” web platform and related mobile Apps. Therefore, on August 1, 2019, the Company’s officers filed a Certificate of Amendment with the Secretary of the State of Nevada to effect said increase in its authorized capital stock as described above. The Certificate of Amendment is expected to be finalized by the State of Nevada within ten days. Additionally, the par value of the Company’s capital stock, which was $ 0.001 per share, was lowered to $0.0001 per share. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 30.000,000 shares of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Nevada Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. To date, no such Preferred Stock has been issued.

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

(a)	the rate of dividend;
(b)	whether the shares may be called and, if so, the call price and the terms and conditions of call;
(c)	the amount payable upon the shares in the event of voluntary and involuntary liquidation;
(d)	sinking fund provisions, if any for the call or redemption of the shares;
(e)	the terms and conditions, if any, on which the shares may be converted;
(f)	voting rights; and
(g)	whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

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Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Series “B” Convertible Preferred Stock

Pursuant to the reverse tri-party merger with Global Universal Film Group, Inc. (GUFG), we issued a total of 1,500,000 shares of Series B Convertible Preferred Stock to the stockholder’s of GUFG. Mr. Rasmussen, our current CEO, owned 50% of the shares of GUFG and also received 750,000 Series B Shares in the merger. Ms. Jacqueline Giroux, President of GUFG, received the balance of 750,000 shares. In December 2007, we issued an additional 2,490,134 shares of Series B Preferred stock in exchange for the cancellation of $273,915 in debt of GUFG. Mr. Rasmussen received 343,227 shares directly in his name; Rochester Capital Partners received 641,225 shares in its name; and Ms. Giroux received 1,505,682 shares directly in her name.

As June 30, 2019, the Company had a total of 3,990,314 shares of Series B Preferred stock outstanding, which are convertible into 3,990,134 shares of common stock at any time.

Dividend Provisions. The holders of the Series B Convertible Preferred Stock will not be entitled to any dividends on the Preferred Stock.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, subject to the rights of series of preferred stock that may from time to time come into existence, the holders of Series B Convertible Preferred Stock shall be entitled to receive, prior to and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $0.001 for each outstanding share of Series B Preferred Stock (“Original Series B Issue Price”) and (ii) an amount equal to the Original Series B Issue Price for each twelve (12) months that has passed since the date of issuance of any Series B Preferred Stock.

Spin-off Rights. At the election of a majority in interest of the Series B Preferred Stock, GUFG shall be spun off to the holders of the Series B Preferred Stock, with 90% of such shares in GUFG being issued, pro rata to the holders of the Series B Preferred Stock, and 10% being issued and distributed to the shareholders of the Company in common stock on a pro-rata basis. This provision was eliminated entirely with the filing of an amendment to the designation of rights and preferences of our Series B Preferred with the State of Nevada on December 6, 2007.

Conversion. Each share of Series B Convertible Preferred Stock is convertible, at the election of the holder, into one (1) share of the Company’s common stock on such date as the majority shareholders of all Series B have elected to effect the Spin-Off transaction; however, the Series B Convertible Preferred Stock shall automatically convert into shares of Common Stock of the Company after twelve (12) months from the date of LitFunding’s acquisition of Film Group, regardless of whether or not an election has been made to spin-off Film Group. This provision was amended with the filing of an amendment to the designation of rights and preferences of our Series B Preferred with the State of Nevada on December 6, 2007. The conversion into common stock may be made at any time, without conditions, by the holders of the Series B Preferred stock. The Series B Preferred stock is not affected or adjusted for any forward or reverse stock splits.

Voting Rights. The shares of the Series B Preferred Stock do not have any voting rights except as to issues affecting the rights and preferences of the entire class of the Series B Preferred.

Series “C” Convertible Preferred Stock

In January, 2008, in keeping with the restructuring efforts of the new management team, the Board authorized the issuance of 6,000,000 shares of a non-dilutive, convertible preferred stock entitled, Series C Convertible Preferred Stock (“Series C Stock”). The Series C Stock is non-dilutive and, the initial 6,000,000 shares authorized, will convert into 60% of the Company’s outstanding common stock as calculated immediately after such conversion. On April 4, 2008, the Company filed a Certificate of Designation relating to its Series C Convertible Preferred Stock with the Nevada Secretary of State. On November 8, 2008, the Board approved an amendment to the Certificate of Designation of the Series C, which provided for 6,500,000 shares authorized, converting into 65% of the outstanding common stock at the time of conversion, to correct an error in the original filing. A full description of the terms and conditions of the Series C Preferred Stock is provided in Exhibit 3.3, as filed with our quarterly report with the SEC on Form 10-QSB on August 14, 2008. As of June 30, 2019 the Company had 6,500,000 Series “C” Stock issued and outstanding.

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Voting Rights. The shares of the Series C Preferred Stock carry voting rights equal to the number of shares of common stock into which they are convertible. As of June 30, 2019 the entire class of Series C Preferred Stock could convert into approximately 472 million shares of common stock and carry an equal amount in voting rights.

Series “D” Convertible, Participating Preferred Stock

The Board of Directors had previously authorized the issuance of up to 10,000 shares of Series D Convertible, Participating Preferred Stock with a Stated Liquidation Value of $100 per share (the “Series D Preferred”), to be offered to investors pursuant to the terms of a private offering document designed to raise capital for You’ve Got The Part. Upon receipt of proceeds from the private offering, the Company plans to file a Certificate of Amendment with the Nevada Secretary of State to modify the terms of the original Certificate of Designation to comport to the offering.

As of June 30, 2019, the Company had no shares of Series “D” Preferred Stock issued and outstanding.

SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

The Company has 470,000,000 shares of Common Stock authorized, par value $0.001. On July 19, 2019, the Company’s directors authorized by Board Resolution and, on July 31, 2019, the majority of shareholders entitled to vote approved by written consent, an amendment of the Company’s Articles of Incorporation to increase to the authorized share capital from 470 million common and 30 million preferred shares, to 1,950 million common and 50 million preferred shares effective as of August 1, 2019. The purpose for this increase is to enable the Company to secure additional equity financing needed to complete the development of and marketing and promotional expenses to launch the “You’ve Got The Part” web platform and related mobile Apps. Therefore, on August 1, 2019, the Company’s officers filed a Certificate of Amendment with the Secretary of the State of Nevada to effect said increase in its authorized capital stock as described above. The Certificate of Amendment is expected to be finalized by the State of Nevada within ten days. Additionally, the par value of the Company’s capital stock, which was $ 0.001 per share, was lowered to $0.0001 per share.

Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Nevada law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

 Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on the Common Stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on the Common Stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of Common Stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the Common Stock. When issued in accordance with our articles of incorporation and law, shares of our Common Stock are fully paid and not liable to further calls or assessment by us.

48

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our Common Stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum amount of shares of Common Stock offered in this Offering are sold, there will be 639,780,133 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Transfer Agent

Name: Colonial Stock Transfer Co., Inc., 66 Exchange Place, 1st floor Salt Lake City, UT 84111,

Phone: 801-355-5740 , Fax: 801-355-6505.

Email: www.colonialstock.com

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

49

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

50

GLOBAL ENTERTAINMENT HOLDINGS, INC.

Index to Financial Statements

For the Six Months Ended June 30, 2019

For the Twelve Months Ending December 31, 2018

F-1

GLOBAL ENTERTAINMENT HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2019	2018
ASSETS

Current assets:
Cash and cash equivalents	$2,852	$4,088
Note receivable, including accrued interest thereon	88,425	88,425
Total current assets	91,277	92,513

Fixed assets, net of depreciation	–	–

Other assets:
Movie inventory and other rights, at cost	750,723	750,723
Other intellectual property rights	75,450	75,450
App development and other prepaid expenses	152,805	144,405
All other	–	1,130
	978,978	971,708
TOTAL ASSETS	$1,070,255	$1,064,221

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$22,332	$38,903
Accrued expenses	107,595	75,917
Notes and debentures payable	397,566	417,439
Total current liabilities	527,493	532,259

Deferred revenue	469,685	469,685

Stockholders’ equity

Share Capital, $ 0.001 par value
Preferred shares:
Convertible Series B: 4,000,000 authorized; 3,990,314 issued and outstanding	3,990	3,990
Convertible Series C: 6,500,000 authorized; 6,500,000 issued and outstanding	6,500	6,500
Convertible Series D: 10,000 authorized; None issued and outstanding	–	–
Common shares:
470,000,000 authorized; 264,780,133 issued and outstanding at June 30, 2019 and 251,280,133 issued and outstanding at December 31 2018	264,780	251,280
Additional paid-in capital	13,023,039	12,981,301
Accumulated deficit	(13,225,232)	(13,180,794)

Total stockholders’ equity	73,077	62,277
TOTAL LIABILITIES, DEFERRED REVENUE AND STOCKHOLDERS’ EQUITY	$1,070,255	$1,064,221

The accompanying notes are an integral part of these financial statements

F-2

GLOBAL ENTERTAINMENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

(Unaudited)

	Six Months Ended
	June 30,
	2019	2018
Revenue, net	$0	$3,442

Expense
General and administrative	25,387	45,113
Net operating loss	(25,387)	(41,671)

Other income (expense)
Interest and finance cost (net)	(35,880)	(48,024)
Other income (expense)	(35,880)	(48,024)

Net loss	$(61,267)	$(89,695)
Loss per Share - Basic and Diluted	$(0.0002)	$(0.0004)
Weighted Average Common Shares Outstanding	257,570,188	224,894,897

The accompanying notes are an integral part of these financial statements.

F-3

GLOBAL ENTERTAINMENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30,
	2019	2018
Cash flows from (used in) operating activities:

Net loss for period	$(61,267)	$(89,695)

Adjustments to reconcile net loss to net cash for non-cash items:
Stock used to pay compensation	–	1,000

Net change in current assets and liabilities:
Increase in accounts receivable	–	(3,442)
Increase in accounts payable and accrued expenses (net)	15,107	6,702

Net cash from (used in) operating activities	(46,160)	(85,435)

Cash flows from (used in) investing activities:
Increase in App development of “You’ve Got The Part”	(7,270)	(110,205)
Net cash from (used in) investment activities	(7,270)	(110,205)

Cash flows from (used in) financing activities:
Increase in notes and debentures payable (net)	52,194	91,134
Increase in common shares issued and additional paid in capital	–	96,722

Net cash from (used in) financing activities	52,194	187,856

Increase (decrease) in cash	(1,236)	(7,784)

Cash - beginning of period	4,088	10,836

Cash - end of period	$2,852	$3,052

Supplemental information of transactions not involving cash:
Reduction in accrued expenses	$(55,238)	$(83,747)
Increase in share capital and additional paid in capital	55,238	83,747

The accompanying notes are an integral part of these financial statements.

F-4

GLOBAL ENTERTAINMENT HOLDINGS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the 6 Months ended June 30, 2019

(Unaudited)

NOTE 1 - DESCRIPTION OF THE BUSINESS

The Company was formed on July 11, 1996, in the State of Nevada.

Global Entertainment Holdings, Inc., including its consolidated subsidiaries (the “Company”), is an independent global entertainment content production and distribution company that connects with audiences through compelling motion picture content and social media websites (www.Global-GBHL.com). The Company’s primary focus is the production, financing and sales of motion pictures and other entertainment related content, conducted through its subsidiary, Global Universal Film Group, Inc. (www.GlobalUniversal.com), which also manages the Company’s Global Entertainment Classics Library with approximately 2,000 titles of iconic Hollywood classic movies, TV shows, shorts and vintage cartoons  (www.GlobalEntClassics.com). Management has long-term relationships with third party distributors for U.S. and for international distribution, primarily on a pre-sales basis. The Company also takes advantage of beneficial production tax incentives offered by state and foreign governments to both lower its production cost and mitigate investment risk.

Principles of Consolidation

The condensed consolidated financial statements of the Company include the accounts of Global Entertainment Holdings, Inc., its subsidiaries and variable interest entities (“VIE’s”) where the Company is considered the primary beneficiary, after elimination of intercompany accounts and transactions. Investments in business entities in which the Company lacks control but does have the ability to exercise significant influence over operating and financial policies are accounted for using the equity method. Accordingly, the Company’s condensed consolidated financial statements include the accounts of the Company, and its Subsidiaries: Global Entertainment Media, Inc., Global Universal Film Group, Inc., You’ve Got the Part, Inc., WW Digital Marketing Group, Inc., California LitFunding, Inc., and its LLC: Global Entertainment Film Fund, LLC.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates in the preparation of financial statements

Preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, cash includes demand deposits. At June 30, 2019 and December 31, 2018 none of the Company’s cash balances were in excess of federally insured limits.

F-5

Note Receivable

On September 22, 2008, the Company entered into an Exclusive License Agreement with its Canadian affiliate, Global Universal Pictures, Inc. (“GUP”), whereby the Company granted a worldwide, exclusive license to GUP to use the work entitled "Blue Seduction" (the "Film"). The license includes: (1) the right to promote the Film throughout the world in all languages and in all distribution markets, including TV, home video, DVD and non- theatrical and theatrical markets, and (2) merchandise rights relating to all goods and services appearing in the Film. The Company owns a thirty percent (30%) equity interest in GUP. As a condition to the license, GUP agreed to credit the Company as the source of the original concept for the Film. Gary Rasmussen, the Company's CEO, was the Executive Producer of the Film. Subject to financing of the Film, GUP agreed to pay the Company an all inclusive one-time fee of (i) U.S. $150,000, evidenced by a Promissory Note (the "Fee"), and (ii) revenue representing 50% of GUP's "Net Receipts" from the sale of the Film rights in the worldwide marketplace. The balance due under this Note, including interest receivable thereon, amounts to $ 88,425 at June 30, 2019 and at December 31,2018. No allowance has been made against any risk of collectability.

Securities

In connection with an agreement between the Company and a third party investor, dated February 28, 2017, the Company was provided with a firm financing commitment. Pursuant to such agreement, the Company acquired from the third party 3 million common shares of Apcentive Inc., a private company, in exchange for 3 million common shares of GBHL common stock having a market value of $ 7,500 at the date of issuance. On August 4, 2017, the Company received a stock certificate representing 3,424,550 shares of Airborne Wireless Network (“ABWN”) restricted common stock, dated July 19, 2017, in exchange for its 3 million shares of Apcentive in connection with Apcentive’s pro-rata distribution of 40 million shares of ABWN it held. The Company did pledge a portion of its ABWN holdings as collateral for $215,000 in debt financing that was used primarily to fund the development of the web platform and mobile App for “You’ve Got The Part”. However, before the Company was legally able to remove the restrictive endorsement on the ABWN shares, the value of the shares declined rapidly last June to the point where the ABWN shares owned by the Company were worthless. As a result, the Company was unable to repay this loan and the lender is now converting the note to common stock. Management recognized that this asset was significantly impaired and has fully reserved the loss accordingly.

Impairment

The Company periodically reviews for the impairment of its assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. At June 30, 2019 and December 31, 2018, except for the impairment in its Securities referred to above, Company has not identified any other impairment losses.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over a period of the shorter of the related applicable lease term or the estimated useful lives of the assets ranging from 3 to 5 years. At June 30, 2019, and December 31, 2018, the Company’s fixed assets were fully depreciated.

Fair value of financial instruments

The carrying amounts of the Company’s accounts payable, accrued expenses, and notes payable approximate fair value due to their short-term nature.

F-6

Income taxes

Under ASC Topic 740, “Income Taxes”, the Company is required to account for its income taxes through the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss and tax credit carry forwards. Deferred tax expense or benefit is recognized as a result of timing differences between the recognition of assets and liabilities for book and tax purposes during the year. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are recognized for deductible temporary differences and operating losses, and tax credit carry forwards. A valuation allowance is established to reduce that deferred tax asset if it is “more likely than not” that the related tax benefits will not be realized. At this time, no provision for the payment of income taxes is required on the results of the Company’s operations through June 30, 2019. Accumulated net losses, on a consolidated basis, through June 30, 2019, totaled approximately $ 13 million.

Inventory of Movie and Other Rights

The Inventory of movie and other rights consist of Book Rights, TV Game/Reality Show Rights, Film Rights and Movie costs. These are recorded as assets as required by the AICPA Statement of Position 00-2. The costs will be amortized using the individual film forecast computation method. Expenditures that are related to specific Film, TV or Book projects are capitalized as a long-term asset. The capitalized costs will be amortized using the individual film forecast computation method as film revenues are obtained. The Other IP Rights of $ 75,450 relate to the acquisition of 10,000,000 shares of WW Digital Marketing Group, Inc., whose primary asset is a web portal known as “WeedWeb.com.”

Deferred Revenue

Deferred revenue of $ 469,685 at June 30, 2019, and December 31, 2018, relates to the following motion pictures:

“Blue Seduction”	$19,685
“American Sunset”	150,000
“Plaster Rock”	150,000
“The Night”	150,000
$469,685

Revenue recognition

Film revenue from licensing agreements is recognized when the license period begins and the licensee and the Company become contractually obligated under a non-cancellable agreement. All revenue recognition for license agreements is in compliance with the AICPA's Statement of Position 00-2, Accounting by Producers or Distributors of Films. We recognize revenue when all of the following conditions are met:

•	Persuasive evidence of an arrangement exists;

•	The products or services have been delivered; for feature film content products (DVDs, Blue-ray Discs, etc.) released or sold by our Global Universal Film Group subsidiary, we believe this condition is met when the film product is complete and, in accordance with the terms of our contractual arrangement, has been delivered or is available for immediate and unconditional sales and/or delivery;

•	The license or sales period has begun;

•	Collection of the arrangement fee or selling commission is fixed or determinable and reasonably assured.

F-7

Net Loss per Share

Net loss per share is calculated using the weighted average number of shares of common stock outstanding during the year. The Company has adopted the provisions of SFAS No. 128, Earnings per Share.

Notes and Debentures Payable

Such outstanding amounts totaled $397,566 and $417,439 at June 30, 2019 and December 31, 2018, respectively, and are currently due. The registered holders of the Debentures have the right, after one year prior to maturity, to convert the principal at the original conversion price of $0.10 for one Common share or at the adjusted conversion price. If and whenever on or after the date of this debenture, the Company issues or sells any share of common stock for a consideration per share less than the initial conversion rate, then upon such issue or sale, the initial conversion rate shall be reduced to the lowest net price per share at which such share of common stock have been issued. The debentures are subordinated to all the senior indebtedness, including debts under equity participation agreements.

Recent Accounting Pronouncements

There have been no new accounting pronouncements issued by the FASB applicable to the Company’s operations in either the 3 months ended June 30,2019 or 12 months ended December 31, 2018. Any FASB pronouncements, as applicable, has been or will be adopted by the Company accordingly.

NOTE 3 – SHARE CAPITAL

Series “B” Convertible Preferred Stock

Pursuant to the reverse tri-party merger with Global Universal Film Group, Inc. (GUFG), we issued a total of 1,500,000 shares of Series B Convertible Preferred Stock to the stockholder’s of GUFG. Mr. Rasmussen, our current CEO, owned 50% of the shares of GUFG and also received 750,000 Series B Shares in the merger. Ms. Jacqueline Giroux, President of GUFG, received the balance of 750,000 shares. In December 2007, we issued an additional 2,490,134 shares of Series B Preferred stock in exchange for the cancellation of $273,915 in debt of GUFG. Mr. Rasmussen received 343,227 shares directly in his name; Rochester Capital Partners received 641,225 shares in its name; and Ms. Giroux received 1,505,682 shares directly in her name.

As June 30, 2019, the Company had a total of 3,990,314 shares of Series B Preferred stock outstanding, which are convertible into 3,990,134 shares of common stock at any time.

The rights and preferences of the Series B shares are as follows:

Dividend Provisions. The holders of the Series B Convertible Preferred Stock will not be entitled to any dividends on the Preferred Stock.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, subject to the rights of series of preferred stock that may from time to time come into existence, the holders of Series B Convertible Preferred Stock shall be entitled to receive, prior to and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $0.001 for each outstanding share of Series B Preferred Stock (“Original Series B Issue Price”) and (ii) an amount equal to the Original Series B Issue Price for each twelve (12) months that has passed since the date of issuance of any Series B Preferred Stock.

Spin-off Rights. At the election of a majority in interest of the Series B Preferred Stock, GUFG shall be spun off to the holders of the Series B Preferred Stock, with 90% of such shares in GUFG being issued, pro rata to the holders of the Series B Preferred Stock, and 10% being issued and distributed to the shareholders of the Company in common stock on a pro-rata basis. This provision was eliminated entirely with the filing of an amendment to the designation of rights and preferences of our Series B Preferred with the State of Nevada on December 6, 2007.

F-8

Conversion. Each share of Series B Convertible Preferred Stock is convertible, at the election of the holder, into one (1) share of the Company’s common stock on such date as the majority shareholders of all Series B have elected to effect the Spin-Off transaction; however, the Series B Convertible Preferred Stock shall automatically convert into shares of Common Stock of the Company after twelve (12) months from the date of LitFunding’s acquisition of Film Group, regardless of whether or not an election has been made to spin-off Film Group. This provision was amended with the filing of an amendment to the designation of rights and preferences of our Series B Preferred with the State of Nevada on December 6, 2007. The conversion into common stock may be made at any time, without conditions, by the holders of the Series B Preferred stock. The Series B Preferred stock is not affected or adjusted for any forward or reverse stock splits.

Voting Rights. The shares of the Series B Preferred Stock do not have any voting rights except as to issues affecting the rights and preferences of the entire class of the Series B Preferred.

Series “C” Convertible Preferred Stock

In January, 2008, in keeping with the restructuring efforts of the new management team, the Board authorized the issuance of 6,000,000 shares of a non-dilutive, convertible preferred stock entitled, Series C Convertible Preferred Stock (“Series C Stock”). The Series C Stock is non-dilutive and, the initial 6,000,000 shares authorized, will convert into 60% of the Company’s outstanding common stock as calculated immediately after such conversion. On April 4, 2008, the Company filed a Certificate of Designation relating to its Series C Convertible Preferred Stock with the Nevada Secretary of State. On November 8, 2008, the Board approved an amendment to the Certificate of Designation of the Series C, which provided for 6,500,000 shares authorized, converting into 65% of the outstanding common stock at the time of conversion, to correct an error in the original filing. A full description of the terms and conditions of the Series C Preferred Stock is provided in Exhibit 3.3, as filed with our quarterly report with the SEC on Form 10-QSB on August 14, 2008.

As of June 30, 2019 the Company had 6,500,000 Series “C” Stock issued and outstanding.

Voting Rights. The shares of the Series C Preferred Stock carry voting rights equal to the number of shares of common stock into which they are convertible. As of June 30, 2019 the entire class of Series C Preferred Stock could convert into approximately 472 million shares of common stock and carry an equal amount in voting rights.

Series “D” Convertible, Participating Preferred Stock

The Board of Directors had previously authorized the issuance of up to 10,000 shares of Series D Convertible, Participating Preferred Stock with a Stated Liquidation Value of $100 per share (the “Series D Preferred”), to be offered to investors pursuant to the terms of a private offering document designed to raise capital for You’ve Got The Part. Upon receipt of proceeds from the private offering, the Company plans to file a Certificate of Amendment with the Nevada Secretary of State to modify the terms of the original Certificate of Designation to comport to the offering.

As of June 30, 2019, the Company had no shares of Series “D” Preferred Stock issued and outstanding.

F-9

NOTE 4 – GOING CONCERN

The Company has historically incurred losses since inception and has only recently approached periods of profitable and/or breakeven operations. However, there can be no assurance that the Company can reach, or will continue to operate profitably. Unless significant additional cash flows are raised by the Company, the Company could be in jeopardy of continuing operations. The Company seeks to generate needed funds to continue ongoing operations from the sale of film rights, for which it acts as a selling agent or receives a participation in profits, joint ventures, the sale of Company stock through a Private Placement, Regulation A+ and/or a Crowdfunding offering, advances from the primary shareholder, or by entering into financing arrangements with third-parties including, but not limited to, possible off-balance sheet financing arrangement in connection with its movie production activities.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Contingent asset and corresponding liability

(a)	Effective November 11, 2015 the Company acquired the rights to approximately 1,900 digital masters to motion pictures, television series, vintage films and short form content and cartoons for worldwide distribution. In this regard, the Company is presently entertaining several output deals for distribution of the library, as well as negotiating for transcoding and closed captioning services of the digital content. These rights entitle the Company to distribute this digital content on a variety of platforms, including but not limited to traditional broadcast TV, electronic sell-through, video-on-demand, online subscription and advertising supported channels, over-the- top IP channels, mobile and multi-screen devices and legacy set-top boxes and game consoles. Payment for the acquisition of the library will be handled on a revenue share basis, with the Company agreeing to remit 50% of the net proceeds from exploitation of the digital content with the rights seller up to an initial contingent payable cap to the seller of $480,000. As an added inducement to the seller, the Company agreed to issue one million restricted common shares within 30 days from the execution of the Purchase Agreement. At June 30, 2019 no revenue share liability was due or had accrued to the seller.

(b)	On November 6, 2018, the Company entered into a Corporate Services Agreement for a 1-year renewable term with a foreign investment advisory group to provide various corporate capital services, including but not limited to, providing introductions to qualified potential investors in connection with the Company’s proposed plan to raise capital through a private offering of $3 Million, to be substantially used to complete, launch and promote its “You’ve Got The Part” social media platform. If successful, the foreign investment advisor would receive a cash fee equal to 10% of the capital raised. All proceeds from the capital raise would be initially placed in Escrow until the full $3 Million has been raised (or such lesser amount as may be agreed upon between the parties) before the capital raised can be released to the Company. At June 30,2019 and at the date of this filing, no such capital raise has occurred.

(c)	Also, on November 6, 2018, the Company engaged the services of a third-party financial advisor under a 1-year renewable term. As consideration, but contingent upon the actual successful raise of the $ 3 million new capital, the financial advisor is eligible to receive an initial 12 million shares of the Company’s restricted common stock. Additionally, upon the Company’s receipt of $3 Million from Escrow (in connection with the private offering described above), the financial advisor would be entitled to receive an estimated 31.5 shares of restricted common stock. Since the contemplated capital raise has not yet occurred, no such stock issuance is applicable at this time.

F-10

NOTE 6 – SUBSEQUENT EVENTS

(a)	On July 16, 2019, the Company issued 8,000,000 common shares to Auctus Fund, LLC under the Company’s 12%, $ 215,000 convertible note. The conversion to common stock was made at the discounted stock price of $0.0012 (proceeds totaling $9,600), which were applied against accrued interest payable under the convertible note.

Accordingly, at the date of this filing, the Company’s issued and outstanding common shares totaled 272,280,133.

(b)	On July 19, 2019, the Company’s directors authorized by Board Resolution and, on July 31, 2019, the majority of shareholders entitled to vote approved by written consent, an amendment of the Company’s Articles of Incorporation to increase to the authorized share capital from 470 million common and 30 million preferred shares, to 1,950 million common and 50 million preferred shares effective as of August 1, 2019. The purpose for this increase is to enable the Company to secure additional equity financing needed to complete the development of and marketing and promotional expenses to launch the “You’ve Got The Part” web platform and related mobile Apps. To this extent, the Board approved a proposed offering under Regulation A+, which the Company plans to file an offering statement on Form 1-A with the SEC next week.

Therefore, on August 1, 2019, the Company’s officers filed a Certificate of Amendment with the Secretary of the State of Nevada to effect said increase in its authorized capital stock as described above. The Certificate of Amendment is expected to be finalized by the State of Nevada within ten days. Additionally, the par value of the Company’s capital stock, which was $ 0.001 per share, was lowered to $0.0001 per share.

F-11

Global Entertainment Holdings, Inc.

Index to Financial Statements

For the Twelve Months Ending December 31, 2018

Condensed Consolidated Balance Sheets as of December 31, 2018 and December 31, 2017 (unaudited)
Condensed Consolidated Statements of Operations for the 12 Months Ended December 31, 2018 and December 31, 2017 (unaudited)
Condensed Consolidated Statements of Cash Flows for the 12 Months Ended December 31, 2018 and December 31, 2017 (unaudited)
Notes to the Condensed Consolidated Financial Statements (unaudited)

F-12

GLOBAL ENTERTAINMENT HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
	2018	2017
ASSETS

Current assets:
Cash and cash equivalents	$4,088	$10,836
Note receivable, including accrued interest thereon	88,425	88,425
Total current assets	92,513	99,261

Securities, at the lower of cost or net realizable value	–	7,500

Fixed assets, net of depreciation	–	–

Other assets:
Movie inventory and other rights, at cost	750,723	750,723
Other intellectual property rights	75,450	75,450
App development and other prepaid expenses	144,405	–
All other	1,130	1,130

TOTAL ASSETS	$1,064,221	$934,064

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$38,903	$68,903
Accrued expenses	75,917	177,990
Notes and debentures payable	417,439	342,665
Total current liabilities	532,259	589,558

Deferred revenue	469,685	469,685

Stockholders’ equity (deficit)
Share Capital, $ 0.001 par value

Preferred shares:
Convertible Series B: 4,000,000 authorized; 3,990,314 issued and outstanding	3,990	3,990
Convertible Series C: 6,500,000 authorized; 6,500,000 issued and outstanding	6,500	6,500
Convertible Series D: 10,000 authorized; None issued and outstanding	–	–

Common shares:
470,000,000 authorized; 251,280,133 and 211,458,433 issued and outstanding at December 31, 2018 and December 31 2017, respectively	251,280	211,458
Additional paid-in capital	12,981,301	12,601,087
Accumulated deficit	(13,180,794)	(12,948,214)

Total stockholder’s equity (deficit)	62,277	(125,179)

TOTAL LIABILITIES, DEFERRED REVENUE AND STOCKHOLDERS’ DEFICIT	$1,064.221	$934,064

The accompanying notes are an integral part of these financial statements

F-13

GLOBAL ENTERTAINMENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

(Unaudited)

	12 Months Ended December 31,
	2018	217
Revenue

Sales and license fees	$10,446	–

Cost of Sales	(8,183)	–

	2,263	–
Expense

General and administrative	120,547	67,842

Net operating loss	(118,285)	(67,842)

Other income (expense)
Loan interest forgiveness	517	11,088
Interest and finance cost (net)	(74,879)	(17,676)
Impairment reserve on securities	(7,500)	–

Other income (expense)	(81,862)	(6,588)

Net loss	$(200,147)	$(74,430)

Loss per Share - Basic and Diluted	$(0.00084)	$(0.00037)

Weighted Average Common Shares Outstanding	238,155,074	197,165,344

The accompanying notes are an integral part of these financial statements.

F-14

GLOBAL ENTERTAINMENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	12 Months Ended
	2018	2017
Cash flows from (used in) operating activities:

Net loss	$(200,147)	$(74,430)
Adjustments to reconcile net loss to net cash for non-cash items:
Stock used to pay compensation	4,739	2,250
Impairment reserve on securities	7,500	–
Loan interest forgiven	51	(11,088)
	(187,391)	(83,268)
Net change in current assets and liabilities:
Decrease in accounts payable and accrued expenses	103,236	18,803

Net cash from (used in) operating activities	(84,155)	(64,465)

Cash flows used in investing activities:
Acquisition of securities, at cost	–	(7,500)
App. development and other prepaid expenses	(144,405)	–

	(144,405)	(7,500
Cash flows from financing activities:
Increase in notes and debentures payable (net)	74,774	60,590
Increase in common shares and additional paid in capital	147,038	20,850

	221,812	81,440

Increase (decrease) in cash	(6,748)	9,475

Cash - beginning of period	10,836	1,361

Cash - end of period	$4,088	$10,836

Supplemental Information of transactions not involving cash:
Reduction in accounts payable & accrued expenses	$(37,837)	$(210,500)

Increase in share & additional paid-in capital	37,837	210,500

The accompanying notes are an integral part of these financial statements.

F-15

GLOBAL ENTERTAINMENT HOLDINGS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the 12 Months ended December 31, 2018

(Unaudited)

NOTE 1 - DESCRIPTION OF THE BUSINESS

The Company was formed on July 11, 1996, in the State of Nevada.

Global Entertainment Holdings, Inc., including its consolidated subsidiaries (the “Company”), is an independent global entertainment content production and distribution company that connects with audiences through compelling motion picture content and social media websites (www.Global-GBHL.com). The Company’s primary focus is the production, financing and sales of motion pictures and other entertainment related content, conducted through its subsidiary, Global Universal Film Group, Inc. (www.GlobalUniversal.com), which also manages the Company’s Global Entertainment Classics Library with approximately 2,000 titles of iconic Hollywood classic movies, TV shows, shorts and vintage cartoons (www.GlobalEntClassics.com). Management has long-term relationships with third party distributors for U.S. and for international distribution, primarily on a pre-sales basis. The Company also takes advantage of beneficial production tax incentives offered by state and foreign governments to both lower its production cost and mitigate investment risk.

Principles of Consolidation

The condensed consolidated financial statements of the Company include the accounts of Global Entertainment Holdings, Inc., its subsidiaries and variable interest entities (“VIE’s”) where the Company is considered the primary beneficiary, after elimination of intercompany accounts and transactions. Investments in business entities in which the Company lacks control but does have the ability to exercise significant influence over operating and financial policies are accounted for using the equity method. Accordingly, the Company’s condensed consolidated financial statements include the accounts of the Company, and its Subsidiaries: Global Entertainment Media, Inc., Global Universal Film Group, Inc., You’ve Got the Part, Inc., WW Digital Marketing Group, Inc., California LitFunding, Inc., and its LLC: Global Entertainment Film Fund, LLC.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Use of estimates in the preparation of financial statements

Preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, cash includes demand deposits. At December 31, 2018 and December 31, 2017 none of the Company’s cash balances were in excess of federally insured limits.

Note Receivable

On September 22, 2008, the Company entered into an Exclusive License Agreement with its Canadian affiliate, Global Universal Pictures, Inc. (“GUP”), whereby the Company granted a worldwide, exclusive license to GUP to use the work entitled "Blue Seduction" (the "Film"). The license includes: (1) the right to promote the Film throughout the world in all languages and in all distribution markets, including TV, home video, DVD and non- theatrical and theatrical markets, and (2) merchandise rights relating to all goods and services appearing in the Film. The Company owns a thirty percent (30%) equity interest in GUP. As a condition to the license, GUP agreed to credit the Company as the source of the original concept for the Film. Gary Rasmussen, the Company's CEO, was the Executive Producer of the Film. Subject to financing of the Film, GUP agreed to pay the Company an all inclusive one-time fee of (i) U.S. $150,000, evidenced by a Promissory Note (the "Fee"), and (ii) revenue representing 50% of GUP's "Net Receipts" from the sale of the Film rights in the worldwide marketplace. The balance due under this Note, including interest receivable thereon, amounts to $ 88,425 at December 31, 2018 and at December 31,2017. No allowance has been made against any risk of collectability.

F-16

Securities

In connection with an agreement between the Company and a third party investor, dated February 28, 2017, the Company was provided with a firm financing commitment. Pursuant to such agreement, the Company acquired from the third party 3 million common shares of Apcentive Inc., a private company, in exchange for 3 million common shares of GBHL common stock having a market value of $ 7,500 at the date of issuance. On August 4, 2017, the Company received a stock certificate representing 3,424,550 shares of Airborne Wireless Network (“ABWN”) restricted common stock, dated July 19, 2017, in exchange for its 3 million shares of Apcentive in connection with Apcentive’s pro-rata distribution of 40 million shares of ABWN it held. The Company had intended to pledge a portion of its ABWN holdings as collateral for debt financing to fund the development, launch and promotion of the web platform for You’ve Got The Part, and its related mobile Apps. However, before the Company was legally able to remove the restrictive endorsement on the ABWN shares, the value of the shares declined rapidly last June to the point where the ABWN shares owned by the Company were practically worthless. At December 31, 2018 Management recognized that this asset was impaired and fully reserved the loss accordingly.

Impairment

The Company periodically reviews for the impairment of its assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. At December 31, 2018 and December 31, 2017, except for the impairment in its Securities referred to above, Company has not identified any other impairment losses.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over a period of the shorter of the related applicable lease term or the estimated useful lives of the assets ranging from 3 to 5 years. At December 31, 2018, and December 31, 2017, the Company’s fixed assets were fully depreciated.

Fair value of financial instruments

The carrying amounts of the Company’s accounts payable, accrued expenses, and notes payable approximate fair value due to their short-term nature.

Income taxes

Under ASC Topic 740, “Income Taxes”, the Company is required to account for its income taxes through the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss and tax credit carry forwards. Deferred tax expense or benefit is recognized as a result of timing differences between the recognition of assets and liabilities for book and tax purposes during the year. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are recognized for deductible temporary differences and operating losses, and tax credit carry forwards. A valuation allowance is established to reduce that deferred tax asset if it is “more likely than not” that the related tax benefits will not be realized. At this time, no provision for the payment of income taxes is required on the results of the Company’s operations through December 31, 2018. Accumulated net losses, on a consolidated basis, through December 31, 2018, totaled approximately $ 13 million.

Inventory of Movie and Other Rights

The Inventory of movie and other rights consist of Book Rights, TV Game/Reality Show Rights, Film Rights and Movie costs. These are recorded as assets as required by the AICPA Statement of Position 00-2. The costs will be amortized using the individual film forecast computation method. Expenditures that are related to specific Film, TV or Book projects are capitalized as a long-term asset. The capitalized costs will be amortized using the individual film forecast computation method as film revenues are obtained. The Other IP Rights of $ 75,450 relate to the acquisition of 10,000,000 shares of WW Digital Marketing Group, Inc., whose primary asset is a web portal known as “WeedWeb.com.”

F-17

Deferred Revenue

Deferred revenue of $ 469,685 at December 31, 2018, and December 31, 2017, relates to the following motion pictures:

“Blue Seduction”	$19,685
“American Sunset”	150,000
“Plaster Rock”	150,000
“The Night”	150,000
$469,685

Revenue recognition

Film revenue from licensing agreements is recognized when the license period begins and the licensee and the Company become contractually obligated under a non-cancellable agreement. All revenue recognition for license agreements is in compliance with the AICPA's Statement of Position 00-2, Accounting by Producers or Distributors of Films. We recognize revenue when all of the following conditions are met:

•	Persuasive evidence of an arrangement exists;

•	The products or services have been delivered; for feature film content products (DVDs, Blue-ray Discs, etc.) released or sold by our Global Universal Film Group subsidiary, we believe this condition is met when the film product is complete and, in accordance with the terms of our contractual arrangement, has been delivered or is available for immediate and unconditional sales and/or delivery;

•	The license or sales period has begun;

•	Collection of the arrangement fee or selling commission is fixed or determinable and reasonably assured.

Net Loss per Share

Net loss per share is calculated using the weighted average number of shares of common stock outstanding during the year. The Company has adopted the provisions of SFAS No. 128, Earnings per Share.

Notes and Debentures Payable, Outstanding amounts totaled $417,439 and $342,665 at December 31 2018, and December 31, 2017, respectively, and are currently due. The registered holders of the debentures have the right, after one year prior to maturity, to convert the principal at the original conversion price of $0.10 for one Common share or at the adjusted conversion price. If and whenever on or after the date of this debenture, the Company issues or sells any share of common stock for a consideration per share less than the initial conversion rate, then upon such issue or sale, the initial conversion rate shall be reduced to the lowest net price per share at which such share of common stock have been issued. The debentures are subordinated to all the senior indebtedness, including debts under equity participation agreements.

A Listing of Notes and Debentures Payable outstanding as at December 31, 2018 follows:

Notes Payable:	Date of Note	Principal
Individual(s)	03/22/2010	$5,000
	04/14/2010	5,000
	04/21/2010	1,300
	06/03/2010	1,800
	06/10/2010	15,000
	09/30/2010	10,000

F-18

Notes Payable:	Date of Note	Principal
	12/30/2010	786	Convertible
	06/10/2011	5,000	Convertible
	11/07/2011	7,500	Convertible
Corporation	02/6/2017	4,500
Consultant	03/11/2014	2,000
	05/14/2014	1,000
	08/29/2014	1,200
	06/02/2015	2,000
Company Officer	01/03/2018	60,397	Convertible
	01/03/2018	9,956	Advance
Corporation	04/12/2018	215,000	Convertible
	07/20/2018	30,000
	Total Notes Payable	$377,439

Debentures Payable

Individual(s)	12/18/2002	10,000
	12/20/2002	10,000
	01/23/2003	10,000
	02/07/2003	10,000
	Total Debentures Payable	$40,000

Total Notes and Debentures – December 31, 2018		$417,439

Recent Accounting Pronouncements

There have been no new accounting pronouncements issued by the FASB applicable to the Company’s operations in either the 12 months ended December 31, 2018 or 2017. Any FASB pronouncements, as applicable, has been or will be adopted by the Company accordingly.

NOTE 3 – SHARE CAPITAL

Series “B” Convertible Preferred Stock

Pursuant to the reverse tri-party merger with Global Universal Film Group, Inc. (GUFG), we issued a total of 1,500,000 shares of Series B Convertible Preferred Stock to the stockholder’s of GUFG. Mr. Rasmussen, our current CEO, owned 50% of the shares of GUFG and also received 750,000 Series B Shares in the merger. Ms. Jacqueline Giroux, President of GUFG, received the balance of 750,000 shares. In December 2007, we issued an additional 2,490,134 shares of Series B Preferred stock in exchange for the cancellation of $273,915 in debt of GUFG. Mr. Rasmussen received 343,227 shares directly in his name; Rochester Capital Partners received 641,225 shares in its name; and Ms. Giroux received 1,505,682 shares directly in her name.

As December 31, 2018, the Company had a total of 3,990,314 shares of Series B Preferred stock outstanding, which are convertible into 3,990,134 shares of common stock at any time.

F-19

The rights and preferences of the Series B shares are as follows:

Dividend Provisions. The holders of the Series B Convertible Preferred Stock will not be entitled to any dividends on the Preferred Stock.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, subject to the rights of series of preferred stock that may from time to time come into existence, the holders of Series B Convertible Preferred Stock shall be entitled to receive, prior to and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $0.001 for each outstanding share of Series B Preferred Stock (“Original Series B Issue Price”) and (ii) an amount equal to the Original Series B Issue Price for each twelve (12) months that has passed since the date of issuance of any Series B Preferred Stock.

Spin-off Rights. At the election of a majority in interest of the Series B Preferred Stock, GUFG shall be spun off to the holders of the Series B Preferred Stock, with 90% of such shares in GUFG being issued, pro rata to the holders of the Series B Preferred Stock, and 10% being issued and distributed to the shareholders of the Company in common stock on a pro-rata basis. This provision was eliminated entirely with the filing of an amendment to the designation of rights and preferences of our Series B Preferred with the State of Nevada on December 6, 2007.

Conversion. Each share of Series B Convertible Preferred Stock is convertible, at the election of the holder, into one (1) share of the Company’s common stock on such date as the majority shareholders of all Series B have elected to effect the Spin-Off transaction; however, the Series B Convertible Preferred Stock shall automatically convert into shares of Common Stock of the Company after twelve (12) months from the date of LitFunding’s acquisition of Film Group, regardless of whether or not an election has been made to spin-off Film Group. This provision was amended with the filing of an amendment to the designation of rights and preferences of our Series B Preferred with the State of Nevada on December 6, 2007. The conversion into common stock may be made at any time, without conditions, by the holders of the Series B Preferred stock. The Series B Preferred stock is not affected or adjusted for any forward or reverse stock splits.

Voting Rights. The shares of the Series B Preferred Stock do not have any voting rights except as to issues affecting the rights and preferences of the entire class of the Series B Preferred.

Series “C” Convertible Preferred Stock

In January, 2008, in keeping with the restructuring efforts of the new management team, the Board authorized the issuance of 6,000,000 shares of a non-dilutive, convertible preferred stock entitled, Series C Convertible Preferred Stock (“Series C Stock”). The Series C Stock is non-dilutive and, the initial 6,000,000 shares authorized, will convert into 60% of the Company’s outstanding common stock as calculated immediately after such conversion. On April 4, 2008, the Company filed a Certificate of Designation relating to its Series C Convertible Preferred Stock with the Nevada Secretary of State. On November 8, 2008, the Board approved an amendment to the Certificate of Designation of the Series C, which provided for 6,500,000 shares authorized, converting into 65% of the outstanding common stock at the time of conversion, to correct an error in the original filing. A full description of the terms and conditions of the Series C Preferred Stock is provided in Exhibit 3.3, as filed with our quarterly report with the SEC on Form 10-QSB on August 14, 2008.

As of December 31, 2018 the Company had 6,500,000 Series “C” Stock issued and outstanding.

Voting Rights. The shares of the Series C Preferred Stock carry voting rights equal to the number of shares of common stock into which they are convertible. As of December 31, 2018 the entire class of Series C Preferred Stock could convert into approximately 472 million shares of common stock and carry an equal amount in voting rights.

Series “D” Convertible, Participating Preferred Stock

The Board of Directors had previously authorized the issuance of up to 10,000 shares of Series D Convertible, Participating Preferred Stock with a Stated Liquidation Value of $100 per share (the “Series D Preferred”), to be offered to investors pursuant to the terms of a private offering document designed to raise capital for You’ve Got The Part. Upon receipt of proceeds from the private offering, the Company plans to file a Certificate of Amendment with the Nevada Secretary of State to modify the terms of the original Certificate of Designation to comport to the offering.

F-20

As of December 31, 2018, the Company had no shares of Series “D” Preferred Stock issued and outstanding.

NOTE 4 – GOING CONCERN

The Company has historically incurred losses since inception and has only recently approached periods of profitable and/or breakeven operations. However, there can be no assurance that the Company can reach, or will continue to operate profitably. Unless significant additional cash flows are raised by the Company, the Company could be in jeopardy of continuing operations. The Company seeks to generate needed funds to continue ongoing operations from the sale of film rights, for which it acts as a selling agent or receives a participation in profits, joint ventures, the sale of Company stock through a Private Placement, Regulation A+ and/or a Crowdfunding offering, advances from the primary shareholder, or by entering into financing arrangements with third-parties including, but not limited to, possible off-balance sheet financing arrangement in connection with its movie production activities.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Contingent asset and corresponding liability

(a)	Effective November 11, 2015 the Company acquired the rights to approximately 2,000 digital masters to motion pictures, television series, vintage films and short form content and cartoons for worldwide distribution. In this regard, the Company is presently entertaining several output deals for distribution of the library, as well as negotiating for transcoding and closed captioning services of the digital content. These rights entitle the Company to distribute this digital content on a variety of platforms, including but not limited to traditional broadcast TV, electronic sell-through, video-on-demand, online subscription and advertising supported channels, over-the-top IP channels, mobile and multi-screen devices and legacy set-top boxes and game consoles. Payment for the acquisition of the library will be handled on a revenue share basis, with the Company agreeing to remit 50% of the net proceeds from exploitation of the digital content with the rights seller up to an initial contingent payable cap to the seller of $480,000. As an added inducement to the seller, the Company agreed to issue one million restricted common shares within 30 days from the execution of the Purchase Agreement. At December 31, 2018 no revenue share liability was due or had accrued to the seller.

(b)	On November 6, 2018, the Company entered into a Corporate Services Agreement for a 1-year renewable term with a foreign investment advisory group to provide various corporate capital services, including but not limited to, providing introductions to qualified potential investors in connection with the Company’s proposed plan to raise capital through a private offering of $3 Million, to be substantially used to complete, launch and promote its “You’ve Got The Part” social media platform. If successful, the foreign investment advisor would receive a cash fee equal to 10% of the capital raised. All proceeds from the capital raise would be initially placed in Escrow until the full $3 Million has been raised (or such lesser amount as may be agreed upon between the parties) before the capital raised can be released to the Company. At December 31 2018 and at the date of this filing, no such capital raise has occurred.

(c)	Also, on November 6, 2018, the Company engaged the services of a third-party financial advisor under a 1-year renewable term. As consideration, but contingent upon the actual successful raise of $ 3 million in new capital, the financial advisor is eligible to receive an initial 12 million shares of the Company’s restricted common stock. Additionally, upon the Company’s receipt of $3 Million from Escrow (in connection with the private offering described above), the financial advisor would be entitled to receive an estimated 31.5 shares of restricted common stock. Since the contemplated capital raise has not yet occurred, no such stock issuance is applicable at this time.

F-21

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1	Articles of Incorporation
2.2	By-Laws
2.3	Certificate of Designation - Series A
2.4	Certificate of Designation - Series B
2.5	Amendment to Certificate of Designation after Issuance of Class or Series - Series B
2.6	Certificate of Designation - Series C
2.7	Certificate of Amendment to Articles of Incorporation
2.8	Amendment to Certificate of Designation
2.9	Certificate of Designation - Series D
3.1	Specimen Stock Certificate
4.1	Subscription Agreement
6.1	Employment Agreement of Gary Rasmussen
6.2	Indemnification Agreement of Gary Rasmussen
6.3	Employment Agreement of Alan Bailey
6.4	Indemnification Agreement of Alan Bailey
6.5	Incentive Stock Plan
6.6	Management Stock Bonus Plan
6.8	Annual Bonus Performance Plan for Executive Officers
12.1	Consent of Lux Law, P.A. (included in Exhibit 12.2)
12.2	Opinion of Lux Law, P.A.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 22, 2019.

(Exact name of issuer as specified in its charter): Global Entertainment Holdings, Inc.

By (Signature and Title):	/s/ Gary Rasmussen
Gary Rasmussen Chief Executive Officer (Principal Executive Officer).

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Gary Rasmussen
Gary Rasmussen
(Title):	Chief Executive Officer

(Date):	August 22, 2019

(Signature):	/s/ Alan Bailey
Alan Bailey
(Title):	Chief Financial Officer

(Date):	August 22, 2019

SIGNATURES OF DIRECTORS:

/s/ Gary Rasmussen	August 22, 2019
Gary Rasmussen, Director	Date

/s/ Alan Bailey	August 22, 2019
Alan Bailey, Director	Date

/s/ Stanley Weiner	August 22, 2019
Stanley Weiner, Director	Date

/s/ Virginia Perfili	August 22, 2019
Virginia Perfili, Director	Date

III-2